December 7, 2007

Dear ComCam, Inc. Shareholder:

The Board of Directors of ComCam, Inc. has approved the pro rata dividend or “spin-off” of the common stock of our subsidiary, ComCam International, Inc., to our shareholders. As soon as practical after the dividend date, December 28, 2007, you will receive one (1) share of our subsidiary’s common stock for every twenty (20) shares of ComCam common stock you owned at the close of business on December 7, 2007 unless you dispose of your right to receive our subsidiary’s shares prior to December 28, 2007. The dividend shares will represent one hundred percent (100%) of the outstanding shares of ComCam International.

We believe that the spin-off will enhance ComCam International’s ability to compete more effectively in the network video command and control sector of the security industry and focus the attention of the financial community on its business so as to improve access to necessary financing. The spin-off will also permit ComCam and ComCam International to target their respective shareholder bases more effectively and improve capital allocation. The opportunity for each company to focus on their respective businesses and strategic plans as a result of the spin-off is expected to build long-term shareholder value.

Your shares of ComCam common stock will continue to represent ownership interest in ComCam. After the spin-off, ComCam will own no shares of ComCam International and will focus instead on developing new technologies within the rapidly expanding security industry.

ComCam International intends to apply to have its shares quoted on the Over the Counter Bulletin Board (OTCBB) subsequent to the completion of the spin-off. Shares of ComCam’s common stock will continue to be quoted on the Over the Counter Pink Sheets.

No action is required on your part to receive your shares of ComCam International, which will either be deposited electronically with each shareholder’s broker or nominee or, in the event that you are a registered shareholder, recorded in your name with a stock certificate sent to your address of record. You will not be required to pay anything for the new shares or to surrender any shares of ComCam common stock. Further, no fractional shares of ComCam International’s common stock will be issued. All fractional shares will be rounded up to the nearest whole share.

This information statement provides important information about ComCam International and its business. Please read it carefully. Should you have questions regarding the dividend, please contact us at (610) 436-8089.

Sincerely,

/s/ Don Gilbreath

Don Gilbreath

Chief Executive Officer

ComCam, Inc.	1140 McDermott Drive, Suite 200, West Chester, Pennsylvania 19380	(610) 436-8089

ComCam International, Inc.

1140 McDermott Drive, Suite 200

West Chester, Pennsylvania 19380

Phone (610) 436-8089

www.comcam.net

December 7, 2007

Dear ComCam International, Inc. Shareholder:

I write to welcome you as a shareholder of ComCam International, Inc. As a shareholder of ComCam International you will have direct ownership in a company engaged in the ongoing development and sale of Internet Protocol wired and wireless video products and solutions.

Internet Protocol (“IP”) is the procedure for regulating the transmission of data over a network, be that a local area network, the Internet, or a wireless connection. ComCam International’s IP video products are designed to work efficiently over any network by breaking up data into small transmittable units or “packets” which are then reassembled on the receiving end.

Our mission is to become a leader in the digital video network services and solutions industry. Our confidence in new proprietary technologies combined with a commitment to better hardware and software applications, technological excellence, and service reliability have bestowed in us the belief that we will be successful in creating overall value for our shareholders.

Our parent company, ComCam, Inc., is effecting this spin-off to i) enhance our ability to compete more effectively in an effort to build long-term shareholder value, ii) focus the attention of the financial community on our business so as to improve access to necessary financing, iii) fulfill certain contractual obligations, iv) target our shareholder base more effectively, and v) improve capital allocation.

We encourage you to learn more about us and our business by reading the accompanying information statement. Should you have any questions regarding the dividend or our business, please contact us at (610) 436-8089.

I look forward to a successful and rewarding future.

Sincerely,

/s/ Don Gilbreath

Don Gilbreath

Chief Executive Officer

ComCam International, Inc.

1140 McDermott Drive, Suite 200

West Chester, Pennsylvania 19380

Phone (610) 436-8089

www.comcam.net

INFORMATION STATEMENT

Spin-off of ComCam International, Inc. by ComCam, Inc.

through the Dividend of

ComCam International, Inc.’s Common Stock

We are sending out this information statement to you to i) describe the pro rata dividend or “spin-off” of one hundred percent (100%) of the common stock of ComCam International, Inc., by our parent company, ComCam, Inc., to its shareholders, and ii) provide you with information about our business.

Further to the dividend, you will receive, as soon as practical after the dividend date, December 28, 2007, one (1) share of our common stock for every twenty (20) shares of our parent’s common stock you owned as of the close of business on December 7, 2007, the record date for the dividend, unless you dispose of your right to receive our shares prior to December 28, 2007.

Currently there is no trading market for our common stock. However, we intend to apply to have our shares quoted on the Over the Counter Bulletin Board subsequent to the completion of the spin-off. Following the distribution of the dividend, our parent will own none of our shares.

Our parent company is effecting this spin-off to i) enhance our ability to compete more effectively in an effort to build long-term shareholder value, ii) focus the attention of the financial community on our business so as to improve access to necessary financing, iii) fulfill certain contractual obligations, iv) target our shareholder base more effectively, and v) improve capital allocation.

This information statement describes the terms of the dividend and provides information about our business. No shareholder approval of the dividend is required or sought. We are not asking for your proxy. No action is required on your part to receive our shares. You will not be required to pay anything for the new shares or to surrender any shares of our parent’s stock.

As you review this information statement, you should carefully consider the matters described in Risk Factorsbeginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offence.

This information statement does not constitute an offer to sell or the solicitation of an offer to buy securities.

The record date of this information statement is December 7, 2007 and it will be mailed as soon as is reasonably practicable after December 7, 2007 to shareholders as of the record date.

TABLE OF CONTENTS

Page

Summary	3

Risk Factors	8

Forward-Looking Statements	13

The Dividend	13

Dividend Policy	16

Selected, Unaudited Pro Forma Financial Statements	17

Management's Discussion and Analysis of Financial Condition	18

The Business	25

The Management	34

Relationships between ComCam, Inc. and ComCam International, Inc.                                                                        37

Securities Ownership of Certain Beneficial Owners and Management	37

Description of Capital Stock	38

Transfer Agent	39

Indemnification of Directors and Officers	40

Available Information	40

Financial Statements	40

As used herein, the terms “Company,” “we,” “our” and “us” refer to ComCam International, Inc., and its predecessor, unless the context indicates otherwise. The term “ComCam” refers to ComCam, Inc., our parent corporation.

SUMMARY

This summary highlights selected information about the Company and the dividend of our common stock described more fully elsewhere in this information statement. You should carefully read this entire information statement, including the risk factors section, financial statements and related notes.

The Business

The Company is engaged in the ongoing development and sale of Internet Protocol wired and wireless video products and solutions. Our mission is to become a leader in the digital video network services and solutions industry.

Internet Protocol (“IP”) is the procedure for regulating the transmission of data over a network, be that a local area network, the Internet, or a wireless connection. The Company’s IP video products are designed to work efficiently over any network by breaking up data into small transmittable units or “packets” which are then reassembled on the receiving end.

Our principal network device, the ComCam MicroServer, supports the transmission of both analog and digital data; an analog signal is converted to digital before network transmission. In addition, our IP procedure supports the network distribution of video as well as other data types of data, including biometric and sensor data.

Organizational History

The Company was incorporated as “Embedded Technology Group Inc.” on September 18, 1998, in the State of Delaware. We changed our name to “ComCam International, Inc.” on February 19, 1999. On June 3, 2002, the Company was acquired by ComCam and has since operated as a wholly owned subsidiary of ComCam.

The Company’s principal place of business is located at 1140 McDermott Drive, Suite 200, West Chester, Pennsylvania, 19380, and our telephone number is (610) 436-8089.

The Company's registered agent is Delaware Registry Ltd., 3511 Silverside Road, Suite 105, Wilmington, Delaware, 19810.

Our transfer agent is Interwest Transfer, 1981 East, Murray-Holladay Road, Holladay, Utah, 84117-5164, and their telephone number is (801) 272-9294.

Our Relationship with ComCam, Inc.

As of the date of this information statement, the Company is a wholly owned subsidiary of ComCam. We were acquired by ComCam on June 3, 2002. Since then, most of our patents, trademarks, software, proprietary technologies and other intellectual property became the property of ComCam. Further, many of our personnel and much of our personal property used to engage in the operation of our business was contracted through ComCam. However, during the three months ended September 30, 2007, those assets and liabilities pertinent to our business were transferred to the Company from ComCam, including all of the assets used to perform our operations. Upon completion of the distribution of the dividend, ComCam will own none of our shares.

Our Strategy

The Company remains focused on numerous domestic and international sales opportunities with businesses and organizations that have purchased our products or used them for testing purposes across North and South American, including local and national agencies and corporations. We have also focused our sales efforts on serving as an Original Equipment Manufacturer (OEM) for strategic resellers and do offer a series of specialized “solution” bundles that can be sold by select distributors.

Looking forward we intend to pursue new domestic and international sales opportunities by implementing an aggressive marketing and sales campaign focused on the broader market for our products.

The Company’s marketing plan provides that we will:

•	promote our products and services through our website;
•	promote our accomplishments through regular press releases;
•	attend leading industry events, including trade conferences and seminars;
•	support our strategic partners by participating in planning sessions and other events.
•	retain a professional investor relations / public relations firm to launch an aggressive re-branding awareness campaign targeted to both our core sales channels as well as the investor community; and
•	revise our corporate identity, website and print materials.

Further, we intend to expand our intellectual property portfolio.

Risk Factors

You should carefully consider the risks described in the Risk Factors section of this information statement that begins on page 8. Any of these risks could adversely affect our business prospects, financial condition, operating results and cash flows, which could cause the value or future trading price of the Company’s common stock to decline subsequent to the distribution of the dividend.

Questions and Answers Regarding the Distribution of the Dividend

Q: What is the dividend?

A: Our parent company, ComCam, is making a pro rata dividend or spin-off of 100% of the outstanding shares of our common stock on the dividend date to the shareholders of ComCam as of the close of business on the record date for the dividend.

Q: What will I receive as a dividend?

A: You will receive, as soon as practical after the dividend date, one (1) share of the Company’s common stock for every twenty (20) shares of ComCam’s common stock that you owned as of the close of business on December 7, 2007, the record date for the dividend, unless you dispose of your right to receive our shares prior to the dividend date.

Registered Holders

If you are a registered holder of ComCam’s common stock and hold your shares through a physical certificate, Company shares distributed to you in this spin-off will be registered in your name and a stock certificate will be sent to your record address with ComCam.

“Street Name” Holders

Many of ComCam’s shareholders have their shares held in an account with a bank or brokerage firm. If that applies to you, that bank or brokerage firm is the registered holder that holds the shares on your behalf, which is commonly known as being held in “street name.” Your shares held in “street name” will be registered in the name of your bank or broker, who in turn will credit your account with any of our shares that you are entitled to receive as a dividend We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your “street name” shares credited to your account.

Q: Will the shares I receive be freely transferable?

A: The common stock distributed you will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of ours under the Securities Act of 1933, as amended (the “Securities Act”). Our affiliates will be permitted to sell their shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

Q: Will I have to pay taxes on the shares I receive in the dividend?

A: No. We believe that the distribution of the dividend qualifies as a tax free event. However, since personal circumstances are unique to each shareholder, you should consult your personal tax advisor to determine any specific tax consequences of the dividend to you, including any national, state, local or other tax consequences, in light of your particular investment circumstances.

Q: When is the record date for the dividend?

A: The record date is December 7, 2007. Each shareholder of record will receive one (1) share of our common stock for every twenty (20) shares of ComCam common stock owned as of the close of business on the record date, unless a shareholder disposes of that right to receive our shares prior to the dividend date.

Q: When is the dividend date?

A: The dividend date is December 28, 2007.

Q: What do I have to do to participate in the dividend?

A: You do not need to take any action, although you should read this entire information statement carefully. No shareholder approval of the dividend is required or sought. We are not asking for your proxy. You should not send in your ComCam share certificates. You will not be required to pay anything for your new shares of the Company or to surrender any shares of your ComCam common stock.

Q. What if I sell ComCam shares after December 7, 2007 and before the close of business on December 28, 2007?

A. If you are the owner of ComCam shares as of December 7, 2007, you will be considered the “record owner” and will be entitled to receive one (1) of our shares for every twenty (20) ComCam shares that you own. However, if you sell the ComCam shares after December 7, 2007 and before the close of business on December 28, 2007, you will no longer be entitled to keep the shares of the Company. Since you were considered the “record owner” of the ComCam shares on December 7, 2007, you may still receive these shares. In order to deliver the shares of the Company to their rightful owner, you may receive a “due bill” for those shares. This “due bill”, which is often incorporated in the broker's confirmation of sale notice, states that, upon receipt of your shares of the Company, you must deliver them to the broker who conducted the sale so that they can be forwarded to the buyer. Your broker can explain and assist you with the transaction.

Q: Will fractional shares of the Company’s common stock be distributed?

A: No. Fractional shares of the Company’s common stock will not be distributed. ComCam shareholders entitled to receive fractional shares will instead have their fraction of a share rounded up to receive an additional whole share of the Company.

Q: Will shares of the Company’s common stock be listed on a stock exchange?

A: Not initially. The Company intends to apply for quotation on the Over the Counter Bulletin Board (“OTCBB”) as soon as is reasonably practicable after the distribution of the dividend is complete.

Q: Will shares of ComCam common stock continue to trade on the Over the Counter Pink Sheets following the distribution of the dividend?

A: Yes. ComCam common stock will continue to be quoted on the Over the Counter Pink Sheets. However, we cannot provide you with any assurance as to the price at which ComCam shares will trade following the distribution of the dividend.

Q: Why is ComCam effecting the spin-off?

A: ComCam is effecting this spin-off to i) enhance our ability to compete more effectively in an effort to build long-term shareholder value, ii) focus the attention of the financial community on our business so as to improve access to necessary financing, iii) fulfill certain contractual obligations, iv) target our shareholder base more effectively, and v) improve capital allocation.

Q: What are the risks associated with ownership of the Company’s common stock?

A: There are a number of risks associated with the ownership of our common stock. The risks are described under Risk Factors beginning on page 8. Any of these risks could adversely affect our business prospects, financial condition, operating results and cash flows, which could cause the value or the future trading price of our common stock to decline. Please read the description of these risk factors carefully.

Q: What will be the relationship between the Company and ComCam after the spin-off?

A: following the spin-off, ComCam will own no shares, either directly or indirectly, of our common stock. There will be no ongoing business relationship between the two companies except a short term sharing of office space. However, for the foreseeable future, Don Gilbreath will remain the chief executive officer of both companies.

Q: Where can ComCam shareholders get more information about the dividend?

A: ComCam shareholders with questions related to the dividend should contact us at (610) 436-8089.

Summary Financial Data

You should read the following summary of our financial data together with the financial statements and Management’s Discussion of Financial Condition and Results of Operations included elsewhere in this information statement.

This summary financial information has been derived from our financial statements for the year ended December 31, 2006 and for the nine month period ended September 30, 2007. Our financial statements are presented and represent the historical financial condition, results of operations, and cash flows of the Company. Therefore, the historical information included in our financial statements may not indicative of future performance and does not reflect what our financial condition and results of operations would have been had the Company operated as a stand-alone company during the periods presented. We may experience significant changes in our cost structure, capitalization and operations as a result of our separation from ComCam.

Balance Sheets
	Sept. 30, 2007	Dec. 31, 2006
	(Unaudited)	(Audited)
Assets and liabilities:
Cash and cash equivalents	$28,932	5,697
Other current assets	78,996	84,909
Total current assets	107,928	90,606
Property, equipment and other assets	128,832	14,635
Total assets	236,760	105,241
Total current liabilities	2,462,110	3,248,761
Stockholders’ deficit:
Common stock	201	201
Additional paid-in capital	3,008,078	1,811,668
Deficit accumulated during the development stage	(5,233,629)	(4,955,389)
Total stockholder’s deficit	(2,225,350)	(3,143,520)
Total liabilities and stockholders’ deficit	$236,760	105,241

Unaudited Statements of Operations
	Nine Months Ended
	September 30, 2007	September 30, 2006	Cumulative Amounts
Revenues, net	$44,138	41,440	653,368
Cost of revenues	5,131	8,277	256,880
Gross profit	39,007	33,163	396,488
Operating expenses:	201,945	419,322	5,216,912
Loss from operations	(162,938)	(386,159)	(4,820,424)
Other income (expense):	(115,302)	(70,545)	(413,205)
Net loss	$(278,240)	(456,704)	(5,233,629)
Net loss per common share – basic and diluted	$(0.14)	(0.23)

RISK FACTORS

You should carefully consider the risks described below as well as the other information contained in this information statement. If any of the following risks occur, our business prospects, financial condition, results of operations or cash flows could be adversely affected, which could cause the value or future trading price of our common stock to decline.

Risks Related to the Company’s Business

The Company's ability to continue as a going concern is in question.

The Company’s auditors included an explanatory statement in Note 2 of their report of financial statements for the years ended December 31, 2006 and 2005, stating that there are certain factors which raise substantial doubt about the Company’s ability to continue as a going concern. These factors include limited revenue generating activities in place, and losses since inception.

The Company has a history of losses.

The Company had an accumulated deficit of $4,955,389 as of December 31, 2006, which increased to $5,233,629 as of September 30, 2007. We do not expect to achieve profitability in the next twelve months and can provide no assurances that we will ever achieve profitability or in the event that we do achieve profitability that we will be able to sustain that profitability over time.

If the Company does not generate sufficient cash flow from operations and is unable to obtain additional capital to operate its business, we may not be able to continue operations.

The Company had a working capital deficit of $2,354,182 at September 30, 2007 which deficit is primarily attributable to the note payable to ACC Investors. Although we intend to expand operations over the next twelve months, the funding of such operations and beyond cannot be assured. Our revenues are insufficient to sustain operations and our working capital deficit remains significant. Should we be unable to generate sufficient cash flow from revenues to sustain our business and fail to obtain additional funds through additional debt or equity funding, we may be forced to curtail or cease operations.

The Company may not be able to develop new products.

We have historically had difficulty producing our products because of cash flow shortages. Though we have recently resumed the production of our products, our future success depends in a significant part on our ability to evolve our hardware and software and to develop and introduce new products and technologies in response to market demands. If adequate funds are not available, the Company’s ability to develop or enhance products and services or otherwise respond to competitive pressures would be significantly limited.

The IP and video monitoring surveillance industries are subject to rapid technological change and the Company’s products could become obsolete at any time.

Evolving technology, updated industry standards, and frequent new product and service introductions characterize the IP and video surveillance markets; our products could become obsolete at any time. Competitors could develop products similar to or better than our own, finish development of new technologies in advance of the Company’s research and development, or be more successful at marketing new products, any of which factors may hurt our prospects for success.

The market acceptance of the Company's products is critical to the Company's growth.

The Company generates revenue from the design and sale of video surveillance systems; therefore, market acceptance of our products is critical. If our customers do not accept or purchase our products, then our revenue, cash flow and/or operating results will be negatively impacted.

The Company competes with larger and better-financed corporations.

Competition within the international market for fixed and mobile commercial video cameras and other equipment communication systems is intense. While the Company’s products are distinguished by next-generation innovations that are more sophisticated, flexible and cost effective than many competitive products currently in the market place, a number of entities offer video surveillance systems, and new competitors may enter the market in the future. Some of our existing and potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do, including well known multi-national corporations like Sony and JVC.

The Company depends upon one manufacturer and limited source suppliers.

The Company relies on Pennsylvania-based Strategic Manufacturing Technologies, Inc., to procure components and to manufacture our video surveillance systems. Our components are purchased for us from such source suppliers as Motorola, Inc., and Analog Devices, Inc. We anticipate that the Company will continue to depend upon one or few manufacturers as well as a limited number of source suppliers. Our reliance reduces the level of control we have over our own products and exposes us to significant risks such as inadequate capacity, late delivery, substandard quality and higher prices, all of which risks could adversely affect our business. We currently have no agreement with Strategic Manufacturing Technologies, Inc. for the manufacture of our video surveillance systems.

If our suppliers were unable to provide parts in the volumes needed or at an acceptable price, our manufacturer and the Company would have to identify and qualify acceptable replacements from alternative sources of supply. If the Company was unable to obtain these components in a timely fashion, it would likely not be able to meet demand. Any disruption of either component procurement or manufacturing delays could adversely affect the Company’s results of operations.

The Company's success depends on our ability to attract and retain key personnel.

The Company’s future success will depend substantially on the continued services and performance of Don Gilbreath and other key personnel. We have relatively few senior personnel, and so the loss of the services of Don Gilbreath or any other key employees could have a material adverse effect on the Company’s business prospects, financial condition and results of operations. Our future success also depends on the Company’s ability to identify, attract, hire, train, retain and motivate technical, managerial and sales personnel. Competition for such personnel is intense, and we cannot assure that we will succeed in attracting and retaining such personnel. Our failure to attract and retain the necessary technical, managerial and sales personnel could have a material adverse effect on our business prospects, financial condition and results of operations.

Misappropriation of proprietary rights or claims of infringement or legal actions related to intellectual property could adversely impact the Company's financial condition.

The Company’s success depends significantly on protecting proprietary technology. Despite the Company’s efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology or products. Monitoring unauthorized use of the Company’s technology is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. In addition, from time to time, third parties may assert patent, copyright, trademark and other intellectual property rights claims against us with respect to existing or future products or technology. If there is a successful claim of infringement and the Company fails or is unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, the Company’s business and results of operations could be seriously harmed.

The Company’s business is subject to governmental regulations.

International, national and local standards set by governmental regulatory authorities set the regulations by which communications are transmitted within and across respective territories. The Company’s fixed and mobile digital video cameras and communication systems are subject to such regulation in addition to national, state and local taxation. Our products may be required to meet Federal Communications Commission approval, specifically for Classes A & B of Part 15 for the telephone related applications of our hardware products. Although the Company successfully operates within current governmental regulations it is possible that regulatory changes could negatively impact our operations and cause us to diminish or cease operations.

The Company’s products are subject to environmental laws.

New hazardous materials restrictions have been and are being sought in numerous jurisdictions worldwide. As these restrictions take effect, the Company may need to change the components it uses in certain key products. These components may be difficult to procure or more expensive than the components we currently use. As such, current and future environmental regulations could negatively impact our operations.

Risks Related to the Spin-Off

Our chief executive officer may not be able to offer his undivided attention to the Company following the spin-off.

Following the spin-off of our shares to the shareholders of ComCam, Don Gilbreath will continue to serve as our chief executive officer and as the chief executive officer of ComCam. Mr. Gilbreath’s dual responsibilities will cause him to divide his time between two corporations with disparate interests. Currently, Mr. Gilbreath devotes significant time to the marketing of our products and services. However, subsequent to the spin-off, ComCam will seek out unrelated business opportunities in the technology sector which pursuit will reduce the amount of time Mr. Gilbreath currently spends on the development of our business.

Should the Company’s spin-off be determined to be a taxable transaction, you and ComCam could be subject to tax liabilities.

ComCam and its board of directors believe that the distribution of the dividend qualifies as a tax-free transaction under Internal Revenue Code. Should the Internal Revenue Service (“IRS”) determine that the distribution of the dividend does not qualify as a tax free transaction because of its structure, alleged lack of business purpose, or subsequent acquisitions or issuance of fifty percent (50%) or more of our common stock within certain proscribed time frames, you and ComCam could be subject to tax liabilities.

We could be prevented from engaging in strategic or capital raising transactions to ensure that the distribution of the dividend qualifies as a tax free event.

ComCam could recognize a large taxable gain if the IRS were to assert that the spin-off is part of a plan or series of related transactions pursuant to which one or more persons acquire, directly or indirectly, stock representing a 50% or greater interest in either ComCam or the Company. Any cumulative 50% change of ownership in either ComCam or the Company within a four (4) year period beginning two (2) years before the date of the spin- off may be presumed under applicable law to be part of such a plan. If this presumption applies, it would need to be rebutted to avoid a taxable gain. A merger, recapitalization or acquisition, or issuance or redemption of our common stock after the spin-off could, in some circumstances be counted toward the 50% change of ownership threshold. As a result, we may be unable to engage in strategic or capital raising transactions, or to structure potential transactions in the manner most favorable to us.

Certain adverse tax consequences could arise by reason of the dividend.

Our shareholders could recognize a taxable gain if the IRS were to assert that the distribution of the dividend was without sufficient business purposes to the Company. This position would have adverse consequences to ComCam which would then have to recognize a taxable capital gain on the difference between the fair market value of the 100% interest in the Company it is distributing to its shareholders and ComCam’s tax basis in its stock of the Company. Furthermore, if the IRS successfully challenges the tax-free status of the spin-off, ComCam shareholders who receive Company stock in the spin-off may suffer adverse tax consequences resulting from the characterization of the distribution as a taxable dividend to such shareholders.

ComCam’s stock price may fluctuate significantly following the spin-off.

Following the spin-off ComCam will have limited operations until such time as its plan of operation to develop emerging technologies within the security industry can be realized. As such, ComCam’s stock price could experience a significant drop in value. ComCam cannot predict the prices at which its common stock may trade after the spin-off, and the market price of ComCam’s common stock could be subject to significant fluctuations.

The Company’s future stock price may be volatile.

In the event that the Company’s common stock is accepted for quotation in a public market the future price for our common stock may be subject to significant volatility. Factors affecting any future market price for our stock include:

•	our perceived prospects;
•	negative variances in our operating results, and achievement of key business targets;

•	limited trading volume in shares of our common stock in the public market;
•	sales or purchases of large blocks of our stock;
•	changes in, or our failure to meet, our earnings estimates;
•	announcements of new contracts by us or our competitors;
•	announcements of legal claims against us;
•	market reaction to any acquisitions, joint ventures or strategic investments announced by us or our competitors;
•	developments in the financial markets; and
•	general economic, political or stock market conditions.

Our future stock price may fluctuate in ways unrelated or disproportionate to our operating performance. General economic, political and stock market conditions may affect the market price of our common stock, which conditions are beyond our control. The market price of our common stock at any particular time may not remain the market price in the future. In the past, securities class action litigation has been instituted against companies following periods of volatility in the market price of their securities. Any such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.

Stock markets in general have recently experienced volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may also adversely affect the future trading price of our common stock. In addition, we cannot assure you that an active market for our common stock will develop or be sustained.

The Company does not anticipate declaring any cash dividends on our common stock.

The Company’s current policy is to retain all funds and any earnings for use in the operation and expansion of our business. We do not plan to pay any cash dividends in the near future.

The Company plans to apply for quotation on the Over the Counter Bulletin Board.

We intend to apply for quotation of the Company’s common stock on the OTCBB following the spin-off. A quotation on the OTCBB would limit our ability to raise money in an equity financing because most institutional investors do not consider OTCBB stocks for their portfolios. Your ability to trade in our stock would be limited due to the fact that only a limited number of market makers would quote our stock on the OTCBB. Trading volume in OTCBB stocks is historically lower and stock prices of OTCBB stocks are more volatile than stocks traded on an exchange or the Nasdaq Stock Market.

The Company’s stock will be subject to the “penny stock” rules, which may make it difficult for you to sell your shares.

The Company’s common stock will be subject to certain rules of the Securities and Exchange Commission relating to so-called “penny stock.” Penny stocks are generally defined as any security not listed on a national securities exchange or the Nasdaq Stock Market, priced at less than $5.00 per share, and offered by an issuer with limited net tangible assets and revenues. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. These penny stock rules will make it difficult for you to sell your shares of our stock. Due to the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny stock transactions. Accordingly, you may not always be able to resell shares of our common stock publicly at times and prices that you feel are appropriate.

FORWARD LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS AND FINANCIAL CONDITION

The statements contained in the section titled Management’s Discussion and Analysis, with the exception of historical facts, are forward looking statements within the meaning of Section 27A of the Securities Act. A safe-harbor provision may not be applicable to the forward looking statements made in this prospectus because of certain exclusions under Section 27A (b). Forward looking statements reflect our current expectations and beliefs regarding our future results of operations and performance. These statements are subject to risks and uncertainties and are based upon assumptions and beliefs that may or may not materialize. These statements include, but are not limited to, statements concerning:

•	the sufficiency of existing capital resources;
•	our ability to raise additional capital to fund cash requirements for future operations;
•	uncertainties involved in the rate of growth of the Company’s business and acceptance of products and services;
•	the ability of the Company to achieve and maintain an adequate customer base to have sufficient revenues to fund and maintain operations; and
•	general economic conditions.

We wish to caution readers that the Company’s operating results are subject to various risks and uncertainties that could cause our actual results to differ materially from those discussed or anticipated including the factors set forth in the section entitled Risk Factors included elsewhere in this report. We also wish to advise readers not to place any undue reliance on the forward looking statements contained in this report, which reflect our beliefs and expectations only as of the date of this report. We assume no obligation to update or revise these forward looking statements to reflect new events or circumstances or any changes in our beliefs or expectations, other that is required by law.

THE DIVIDEND

Each shareholder of ComCam’s common stock, as of the close of business on December 7, 2007 will receive one (1) share of the Company’s common stock for every twenty (20) ComCam shares of common stock owned by the shareholder (based on a dividend ratio of 0.05 of a share of the Company’s common stock for each share of ComCam’s common stock), unless the shareholder disposes of the right to receive the Company’s shares prior to the end of the trading day on December 28, 2007. If you sell your ComCam shares after December 7, 2007 and before the close of the trading day on December 28, 2007, you will no longer be entitled to the Company shares and you may receive a “due bill” for those shares. This “due bill” will require you to deliver the Company shares to the broker who conducted the sale so that the shares can be forwarded to the buyer. Your broker can explain and assist you with the transaction.

Background and Reasons for the Spin-Off

The board of directors has concluded that separating our business from ComCam in the form of a tax-free dividend to its shareholders is appropriate and advisable for ComCam and its shareholders. Other means of separating the businesses were not pursued.

ComCam is affecting the dividend of our common stock:

•

to enhance our ability to compete more effectively in the network video command and control sector of the security industry by focusing more effectively on our business and strategic plan in an effort to build long-term shareholder value;

•	to focus the attention of the financial community on our business so as to improve access to necessary financing;
•	to fulfill our contractual obligations pursuant to the Securities Purchase Agreement dated June 22, 2005, between ComCam, the Company, and ACC Investors, LLC;
•	to target our shareholder base more effectively; and
•	to improve capital allocation.

Transferability of the Company Shares

The common stock of the Company distributed to ComCam shareholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of the Company under the Securities Act. Persons who may be deemed to be affiliates after the distribution of the dividend generally include individuals or entities that control, are controlled by, or are under common control with the Company and include our directors, certain of our officers, and significant shareholders. Our affiliates will be permitted to sell their shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

Manner of Affecting the Distribution of the Dividend

We will distribute approximately 2,000,000 shares of the Company’s common stock to our shareholders, which will constitute 100% of the total number of our shares of common stock outstanding. Each share of our common stock that is distributed will be validly issued, fully paid and non-assessable and free of preemptive rights.

You do not need to do anything to participate in the distribution of the dividend. We are not asking for your proxy. You should not send in your ComCam share certificates. You will not be required either to pay anything for the new shares or to surrender any shares of the Company’s common stock.

Registered Holders

If you are a registered holder of ComCam’s common stock and hold your shares through a physical certificate, Company shares distributed to you in this spin-off will be registered in your name and a stock certificate will be sent to your record address with ComCam.

“Street Name” Holders

Many of ComCam’s shareholders have their shares held in an account with a bank or brokerage firm. If that applies to you, that bank or brokerage firm is the registered holder that holds the shares on your behalf, which is commonly known as being held in “street name.” Your shares held in “street name” will be registered in the name of your bank or broker, who in turn will credit your account with any of our shares that you are entitled to receive as a dividend. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your “street name” Company shares credited to your account.

Fractional Shares

No fractional shares will be issued. ComCam shareholders entitled to receive fractional shares will instead have their fraction of a share rounded up to receive an additional whole share of the Company.

Results of the Dividend

The number and identity of the holders of the Company’s common stock immediately after the distribution of the dividend will be the same as the number and identity of the shareholders of ComCam common stock on the record date. The dividend will not affect the number of outstanding shares of ComCam common stock or the rights of its shareholders.

Listing and Trading of the Company Common Stock

There is currently no public market for our common stock. Following the distribution of the dividend we will apply for quotation on the Over the Counter Bulletin Board. We cannot predict what the trading prices for our common stock will be in the event we are quoted.

The shares of our common stock distributed to ComCam’s shareholders will be freely transferable except for shares received by persons that may have a special relationship or affiliation with us. Persons that may be considered our affiliates after the spin-off generally include individuals or entities that control, are controlled by or are under common control with us. This may include all of our officers and directors. Persons that are our affiliates will be permitted to sell their shares only pursuant to the rules and regulations of the Rule 144 of the Securities Act.

U.S. Federal Income Tax Consequences of the Distribution of the Dividend

The following discussion summarizes the material United States federal income tax consequences of the distribution of the dividend. The Company has not attempted to detail all United States federal income tax consequences of the dividend that may be relevant to you. This summary is based upon current provisions of the United States Internal Revenue Code (“Code”), existing temporary and final treasury regulations, and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. The IRS could disagree with the summary of these provisions. We do not intend to obtain a private letter ruling regarding the dividend from the IRS or any other taxing authority.

YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE DISTRIBUTION OF THE DIVIDEND OF THE COMPANY’S COMMON STOCK TO YOU.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of ComCam common stock that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over its administration and (b) one or more U.S. persons have the authority to control all of the substantial decisions of such trust. If a partnership holds ComCam common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership holding ComCam common stock should consult its tax advisor.

Tax-Free Status of the Dividend

Assuming you are a U.S. Holder of ComCam’s common stock, we believe that for U.S. federal income tax purposes, the following applies:

•	this is a tax-free distribution of a dividend to the holder, who thus will not recognize any gain, income or loss as a result of the receipt of our shares in the dividend;
•	your holding period for our common stock received in the dividend will include the period for which you held the related ComCam’s common stock;
•

your tax basis for our common stock from the dividend will be determined by allocating a portion of your present basis in ComCam’s shares to the dividend shares and decreasing the present basis in your ComCam shares by the same amount; and

•	neither ComCam nor the Company will recognize any gain or loss as a result of this spin-off.

Your individual circumstances may affect the tax consequences of the dividend other than the foregoing general description, and we do not provide any information regarding tax consequences of any applicable state, local or foreign tax laws. You are advised to consult your own tax advisor regarding any specific tax consequences to you from this spin-off dividend of our shares.

Since we have not applied for a private letter ruling from the IRS, there can be no assurances that the IRS will not assert that the distribution of the dividend is taxable.

If the dividend was not to qualify as a tax-free distribution, then each shareholder of ComCam receiving shares of the Company’s common stock as a dividend would generally be treated as receiving a taxable dividend in an amount equal to the fair market value of the Company’s common stock received. In addition, ComCam would recognize a taxable gain equal to the excess of the fair market value of the Company’s common stock distributed over ComCam’s adjusted tax basis in such stock.

Even if the dividend otherwise qualifies as tax-free, it might be taxable to ComCam under Section 355(e) of the Code if 50% or more of either the total voting power or the total fair market value of the stock of ComCam or the Company is acquired as part of a plan or series of related transactions that include the distribution of the dividend. If Section 355(e) applies as a result of such an acquisition, ComCam would recognize a taxable gain as described above, but the dividend would generally be tax free to ComCam shareholders.

Information Reporting

Current IRS regulations require certain “significant” ComCam shareholders (who immediately before the dividend either own 5% or more of ComCam stock or have an aggregate basis in their ComCam stock of $1 million or more) who receive our common stock pursuant to the dividend to attach to his or her U.S. federal income tax return for the year in which the dividend occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability to the dividend of Section 355 of the Code. Please consult your tax advisor concerning these regulations.

Reason for Furnishing this Information Statement

This information statement is being furnished solely to provide information to ComCam shareholders who will receive shares of the Company’s common stock in the dividend. It is not and is not to be construed as an inducement or encouragement to buy or sell any of our securities. We believe that the information contained in this information statement is accurate as of the date set forth on the cover. Changes may occur after that date and neither ComCam nor we undertake any obligation to update the information except in the normal course of our respective public disclosure obligations.

DIVIDEND POLICY

We do not intend to pay cash dividends on our common stock in the foreseeable future. Our board of directors will determine any future dividends in light of:

•	applicable legal requirements;
•	future earnings and cash flow;
•	our financial condition; and
•	other factors our board of directors might deem relevant.

SELECTED, UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The unaudited pro forma financial statements of ComCam presented below consist of the unaudited pro forma balance sheet as of September 30, 2007 and the unaudited pro forma statement of operations for the nine months ended September 30, 2007, in addition to the unaudited pro forma statement of operations for the twelve months ended December 31, 2006.

The unaudited pro forma financial statements have been prepared to reflect certain adjustments to the historical financial information, which are described in the notes to Unaudited Pro Forma Financial Statements, to give effect to the spin-off, as if it had been completed on September 30, 2007 for balance sheet purposes and January 1, 2007 for statement of operations purposes. The unaudited pro forma financial statements are derived from the unaudited interim consolidated financial statements of ComCam for the nine months ended September 30, 2007 and the audited consolidated financial statements of ComCam for the year ended December 31, 2006, which do not purport to represent our financial position and results of operation had the distribution of the dividend occurred on January 1, 2007 or September 30, 2007 or to project our financial performance for any future period.

The unaudited pro forma financial statements should be read in conjunction with Management’s Discussion and Analysis, ComCam’s historical audited financial statements, and the related notes included elsewhere in this information statement.

COMCAM, INC.

(A Development Stage Company)

and

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

Index

Page

Period Ended September 30, 2007

Pro Forma Interim Balance Sheet	PF-2

Pro Forma Interim Statements of Operations	PF-3

Notes to Pro Forma Financial Statements	PF-4

Period Ended December 31, 2006

Pro Forma Interim Statements of Operations	PF-5

Notes to Pro Forma Financial Statements	PF-6

ComCam, Inc, (A Development Stage Company) PRO FORMA INTERIM BALANCE SHEET As of September 30, 2007 (Unaudited)
		Pro Forma	ComCam
	ComCam, Inc.	Adjustments and	International, Inc.		ComCam, Inc.
	(consolidated)	Eliminating	Pro Forma		Pro Forma
ASSETS	(Unaudited)	Entries	(Unaudited)		(Unaudited)

Current assets:
Cash and cash equivalents	$38,432	$	$28,932		$9,500
Accounts receivable, net	6,023		6,023
Inventories, net	72,973		72,973

Total current assets	117,428		107,928		9,500

Property and equipment, net	126,726		126,726
Other assets	2,106		2,106

Total assets	$246,260		$236,760		$9,500

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$347,327	$	$347,327	$
Accrued expenses	277,143		277,143
Embedded derivative liability	93,477		93,477
Notes payable	1,744,163		1,744,163

Total current liabilities	2,462,110	-	2,462,110		-

Stockholders' deficit:
Preferred stock, $.0001 par value; 20,000,000 shares
authorized, 0 shares issued and outstanding
Common stock, $.0001 par value; 750,000,000
shares authorized, 39,990,134 shares
issued and outstanding	3,999	201	201		3,999
Additional paid-in capital	5,055,248	(201)	3,008,078		2,046,969
Deficit accumulated during the development stage	(7,275,097)		(5,233,629)		(2,041,468)

Total stockholder's deficit	(2,215,850)	-	(2,225,350)		9,500

Total liabilities and stockholders' deficit	$246,260	$-	$236,760		$9,500

See the accompanying notes

ComCam, Inc. (A Development Stage Company) Pro Forma Interim Statement of Operations For the Nine Months Ended September 30, 2007 (Unaudited)
		Pro Forma	ComCam
	ComCam, Inc.	Adjustments and	International, Inc.		ComCam, Inc.
	(consolidated)	Eliminating	Pro Forma		Pro Forma
	(Unaudited)	Entries	(Unaudited)		(Unaudited)

Revenues, net	$44,138		$44,138	$
Cost of revenues	5,131		5,131
Gross profit	39,007		39,007

Operating expenses:
General and administrative expenses	197,506		191,220		6,286
Research and development expenses	10,725		10,725
Gain on cancellation of debt	-
	208,231		201,945		6,286
Loss from operations	(169,224)		(162,938)		(6,286)

Other income (expense):
Interest income	258		258
Interest expense	(175,465)		(120,056)		(55,409)
Gain on embedded derivative liability	19,603		4,496		15,107
Loss before provision for income taxes	(324,828)		(278,240)		(46,588)

Provision for income taxes	-

Net loss	$(324,828)		$(278,240)		$(46,588)

See the accompanying notes

COMCAM, INC,

(A Development Stage Company)

Notes to the Pro Forma Financial Statements

September 30, 2007

(Unaudited)

1	Proposed arrangement and basis of presentation

The accompanying pro forma financial statements have been compiled for purposes of inclusion in the and information statement and the Form 8-K filing relating to the spin-off of all ComCam International, Inc. shares to ComCam, Inc. shareholders.

The pro forma interim financial statements should be read in conjunction with the historical financial. The consolidated unaudited interim financial statements of ComCam, Inc. and the unaudited interim financial statements of ComCam, Inc. as of September 30, 2007 and for the nine months then ended were used in the preparation of the pro forma balance sheet as of September 30, 2007 and pro forma statement of operations for the nine months ended September 30, 2007.

2	Pro forma assumptions

The pro forma interim balance sheet as of September 30, 2007 and statement of operations for the nine months ended September 30, 2007 have been compiled assuming that the transaction related to the proposed arrangement occurred on January 1, 2007. The pro forma interim statement of operations is not necessarily indicative of the results of operations that would have been attained had the divestiture taken place as at January 1, 2007, and does not purport to be indicative of the effects that may be expected to occur in the future.

COMCAM, INC. (A Development Stage Company) Pro Forma Statement of Operations For the Year Ended December 31, 2006 (Unaudited)
		Pro Forma	ComCam
	ComCam, Inc.	Adjustments and	International, Inc.		ComCam, Inc.
		Eliminating	Pro Forma		Pro Forma
		Entries	(Unaudited)		(Unaudited)

Revenues, net	$44,402		$44,402	$
Cost of revenues	149,868		149,868
Gross profit (loss)	(105,466)		(105,466)

Operating expenses:
General and administrative expenses	488,324		480,989		7,335
Research and development expenses	31,210		31,210
Gain on cancellation of debt	(400)		(400)
	519,134		511,799		7,335

Loss from operations	(624,600)		(617,265)		(7,335)

Other income (expense):
Interest income	1,969		1,969
Interest expense	(193,312)		(178,524)		(14,788)
Loss before provision for income taxes	(815,943)		(793,820)		(22,123)

Provision for income taxes

Net loss	$(815,943)		$(793,820)		$(22,123)

See the accompanying notes

COMCAM, INC,

(A Development Stage Company)

Notes to the Pro Forma Financial Statement

December 31, 2006

(Unaudited)

1.	Proposed arrangement and basis of presentation

The accompanying pro forma financial statement has been compiled for purposes of inclusion in the and information statement and the Form 8-K filing relating to the spin-off of all ComCam International, Inc. shares to ComCam, Inc. shareholders.

The pro forma interim financial statements should be read in conjunction with the historical financial statements. The audited consolidated financial statements of ComCam, Inc. for the year ended December 31, 2006 were used in the preparation of this pro forma statement of operations.

2.	Pro forma assumptions

The pro forma statement of operations for the year ended December 31, 2006 has been compiled assuming that the transaction related to the proposed arrangement occurred on January 1, 2006. The pro forma statement of operations is not necessarily indicative of the results of operations that would have been attained had the divestiture taken place as of January 1, 2006 and does not purport to be indicative of the effects that may be expected to occur in the future.

MANAGEMENT'S DISCUSSION AND

ANALYSIS OF FINANCIAL CONDITION

This discussion and analysis of our financial condition and results of operations and other parts of this report contain forward-looking statements that involve risks and uncertainties. Forward-looking statements can also be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the subsections entitled Forward-Looking Statements and Factors That May Affect Future Results and Financial Condition below. The following discussion should be read in conjunction with our financial statements and notes thereto included in this report. All information presented herein is based on our periods ended September 30, 2007 and December 31, 2006. Our fiscal year end is December 31.

Our financial condition and results of operations depend primarily on revenue generated from the sale of our products and by providing specialized services. In addition, our financial condition is tied to our ability to realize additional debt or equity financing in combination with stability in administrative expenses. There can be no assurance that an increase in sales of our products or any other sources of revenue will provide sufficient cash flows in the near term to sustain our operations and we have no commitments for additional debt or equity financing. Since the Company does not expect to generate sufficient cash flow in the short term, we are currently seeking financing as a means to bridge the gap between operational losses and expenses. We can provide no assurance that our efforts will be successful.

The Company’s business development strategy is prone to significant risks and uncertainties which can have an immediate impact on efforts to realize net cash flow and deter future prospects of revenue growth. We have a limited history of generating revenue which cannot be viewed as an indication of continued growth and a historical record of incurring losses. Should we be unable to consistently generate revenue and reduce or stabilize expenses on a consolidated basis to the point where we can realize net cash flow, such failure will have an immediate impact on our ability to continue our business operations.

Strategy

The Company remains focused on numerous domestic and international sales opportunities with businesses and organizations that have purchased our products in the past, including the following:

•

United States agencies: our products are currently being deployed with Immigration and Customs Enforcement (ICE) at the General Service Administration facility located in lower Manhattan, New York City.

(a)	the Coast Guard and Navy which funded the University of South Florida for remote underwater operating vehicles and purchased 10 camera systems between 2002 and the present,
(b)	Naval Undersea Warfare Center who purchased 16 camera systems for classified purposes in 2003,
(c)	the FBI through Photech, Inc., who purchased 4 camera systems for undisclosed surveillance monitoring in 2004,
(d)	National Oceanic and Atmospheric Administration (Department of Commerce) and the Fish and Wildlife Service (Department of the Interior) who each purchased 1 camera system in October 2005, and

(e)

Department of Interior who purchased several camera systems in 2001 to secure certain historic buildings in Independence Park, Philadelphia; and State agencies: the Washington Fish and Wildlife Service purchased 1 camera system in October 2005.

(a)	DRS/Night Vision Systems for various purposes and purchased 5 microserver systems between 2006 and the present, and provide engineering services;
(b)	Henry Brothers for installation at JFK Airport and purchased 3 microserver systems;
(c)	IBM for loss-prevention purpose at its corporate facility in Raleigh, NC, purchased 3 microserver systems.

Additionally, the Company intends to pursue numerous new domestic and international sales opportunities to generate increased revenue, including the following:

•	DRS/Night Vision Systems has provided engineering services for their Perceptor camera line and it has incorporated our microservers and software to support trials for the military projects.
•	Digi-Data Corporation has signed a letter of intent to pursue mutually advantageous business opportunities.
•	DataWorks Plus is developing a wireless inmate tracking system in partnership with the Company to meet the needs of the Immigration and Customs Enforcement (ICE).
•	EG&G has included the Company in design bids for wireless configurations on military contracts.
•	OLogic has included the Company in design of robotic based command-and-control system.
•	Symbol/Motorola has made the Company a strategic sales partner for command-and-control and video display on mobile enterprise devices.

Marketing overtures through DRS/Night Vision, Siemens Maintenance Services, LLC, and Symbol/Motorola have not resulted in sales to date. All of the above are examples of potential future customers that may contribute to an increase in the Company’s revenues. Additionally, we plan to implement an aggressive marketing and sales campaign to reach a broader market for our products.

While maintaining direct sales relations with many of its historic customers (e.g., DRS), the Company has also focused our sales efforts on serving as an Original Equipment Manufacturer (OEM) for strategic resellers, to serve as a research and development partner, and to develop a network of dealers, resellers and system integrators with differing targeted market expertise.

As an Original Equipment Manufacturer (OEM), the Company has established a strategic reseller alliance with Symbol/Motorola for the development of integrated solutions to take advantage of its MotoMESH network architecture.

The Company is offering a series of specialized “solution” bundles to be sold into the marketplace by select distributors, including:

•	AAID Security Solutions, Peachtree City, GA -- for the distribution of the RFID Biometric Access System.
•	Remote Eyes, Laurel, MD – distribution of the CCTV Upgrade Kit (Limited System).
•	ScanSource, Greenville, SC – distributor of the CCTV Wireless Upgrade Kit (Full System).

•	Susquehanna Computer Innovations, South Williamsport, PA – for distribution of the Integrated Command-&-Control Van.

Individual dealers, resellers and system integrators have begun to offer company-based solutions to their respective sales channels.

The Company’s marketing plan provides that we will:

•	promote our products and services through our website;
•

promote our accomplishments through regular press releases distributed by a PR Newswire that reaches both the financial press and the specialized industry-sector press. We maintain an online mailing list of three thousand names and each release is sent to contacts on the list;

•

attend leading industry events, including trade conferences and seminars, often with a strategic partner; two recent events include FenceTech 2007 with AAID, to introduce its “RFID Biometric Access System,” and CES 2007 with OLogic, to participate at “Robotics TechZone” to demonstrate a video command-and-control system; and

•	support our strategic partners by participating in planning sessions and other events.

Further, we intend to:

•

retain a professional investor relations / public relations firm to launch an aggressive re-branding awareness campaign targeted to both our core sales channels (e.g., security surveillance, video networking) as well as the investor community (e.g., market makers and research analysts); and

•

revise our corporate identity (e.g., logo), website and print materials: in line with overall corporate repositioning, we will revise and refresh our core branding elements to maximize their positioning message as a technology leader not only in video surveillance but also toward wireless networking; through these efforts, we will be able to manage sales growth as well as take advantage of new opportunities including customized solutions that resellers bring to us.

Results of Operations

During the nine month period ended September 30, 2007 and the year ended December 31, 2006, we were engaged in the ongoing development and sale of our Internet Protocol remote control platform cameras, micro servers, associated software, and unique end-to-end network solutions.

Revenue

Revenue for the three month period ended September 30, 2007 decreased to $8,412 from $16,975 for the three month period ended September 30, 2006, a decrease of 50%. Revenue for the nine month period ended September 30, 2007 increased to $44,138 from $41,440 for the nine month period ended September 30, 2006, an increase of 7%. The increase in revenue over the comparative nine month periods can be attributed to marketing efforts. The Company expects revenue to continue to increase over the next twelve months.

Revenue for the year ended December 31, 2006 decreased to $44,402 from $86,469 for the year ended December 31, 2005, a decrease of 49%. The decrease in revenues is primarily attributable to a shift in focus away from limited orders towards procuring long term supply contracts which generally have long bidding cycles prior to award.

Losses

Net losses for the three month period ended September 30, 2007 increased to $117,782 from $101,778 for the three month period ended September 30, 2006, an increase of 16%. Net losses for the nine month period ended September 30, 2007 increased to $278,240 from $456,704 for the nine month period ended September 30, 2006, an increase of 39%. The increase in losses over the comparative three and nine month periods is primarily due to interest expense. The Company expects to continue to incur losses over the next twelve months.

Net losses for the year ended December 31, 2006 decreased to $793,819 from $824,217 for the year ended December 31, 2005, a decrease of 4%. The decrease in losses is primarily attributable to a decrease in general and administrative expenses and research and development expenses.

Expenses

Cost of revenue for the three month period ended September 30, 2007 decreased to $0 from $3,159 for the three month period ended September 30, 2006. Cost of revenue for the nine month period ended September 30, 2007 decreased to $5,131 from $8,277 for the nine month period ended September 30, 2006, a decrease of 38%. The decrease in the cost of revenue over the comparative three and nine month periods can be attributed to a decrease in costs associated with revenue over the periods. The Company expects the cost of revenue to grow as sales increase over the next twelve months.

Cost of revenue for the year ended December 31, 2006 increased to $149,868 from $36,442 for the year ended December 31, 2005, an increase of 311%. The increase in cost of revenue can be attributed to costs associated with the limited availability of components.

General and administrative expenses for the three month period ended September 30, 2007 decreased to $61,230 from $96,404 for the three month period ended September 30, 2006, a decrease of 36%. General and administrative expenses for the nine month period ended September 30, 2007 decreased to $191,220 from $406,771 for the nine month period ended September 30, 2006, a decrease of 53%. The decrease in general and administrative expenses over the comparative nine month periods is attributable to a decrease in personnel costs, and costs attendant to financing activities. The Company expects that general and administrative expenses will remain relatively consistent over the next twelve months.

General and administrative expenses for the year ended December 31, 2006 decreased to $480,988 from $627,287 for the year ended December 31, 2005, a decrease of 23%. The decrease in general and administrative expenses over the comparative periods can be primarily attributable to a decrease in commissions and professional fees.

Research and development expenses for the three month period ended September 30, 2007 increased to $5,763 from $508 for the three month period ended September 30, 2006, an increase of 1,034%. Research and development expenses for the nine month period ended September 30, 2007 decreased to $10,725 from $12,951 for the nine month period ended September 30, 2006, a decrease of 17%. The decrease in research and development expenses over the comparative nine month periods is due to limited financial resources. The Company expects that research and development expenses will increase over the next twelve months subject to the availability of financial resources dedicated for these purposes.

Research and development expenses for the year ended December 31, 2006 decreased to $31,210 from $251,045 for the year ended December 31, 2005, a decrease of 88%.

Depreciation and amortization expenses for the nine month periods ended September 30, 2007 and 2006 were $2,527 and $3,706, respectively.

Depreciation and amortization expenses for the years ended December 31, 2006 and 2005 were $4,941 and $3,601, respectively.

Income Tax Expense (Benefit)

The Company has an income tax benefit resulting from net operating losses to offset any future operating profit. The net operating losses carry forwards at December 31, 2006, consisted of approximately $5,137,000 which will begin to expire in the year 2019. The amount of net operating loss carry forwards that can be used in any one year can be limited by significant changes in the ownership of the Company and by the applicable tax laws which are in effect at the time such carry forwards are utilized.

Impact of Inflation

The Company believes that inflation has had a negligible effect on operations over the past three years. We believe that we can offset inflationary increases in the cost of materials and labor by increasing sales and improving operating efficiencies.

Capital Expenditures

The Company made no significant capital expenditures on property or equipment for the nine month period ended September 30, 2007 or the year ended December 31, 2006.

Liquidity and Capital Resources

Cash flow used in operations was $126,765 for the nine month period ended September 30, 2007, as compared to cash flow used in operations of $413,129 for the nine months ended September 30, 2006. The decrease in cash flows used in operating activities for the nine month period ended September 30, 2007 can be primarily attributed to the reduction of losses incurred from operations and an increase in accrued expenses and accounts payable. The Company expects to continue to use cash flow in operating activities until such time as revenues increase.

Cash flow used in operations was $460,145 for the year ended December 31, 2006, as compared to cash flow used in operations of $874,604 for the year ended December 31, 2005. Negative cash flows from operating activities for the year ended December 31, 2006 is primarily due to losses incurred from operations. The decrease in cash flow used in operations over the comparative periods can be attributed to a decrease in net losses from operations, an increase in amounts payable and accrued expenses in addition to an increase in stock and warrant expenses.

Cash flows used in investing activities was $0 for the nine month periods ended September 30, 2007 and September 30, 2006. The Company expects to use cash flow in investing activities in future periods.

Cash flow used in investing activities was $0 for the year ended December 31, 2006, as compared to cash flow used in investing activities of $18,160 for the year ended December 31, 2005.

Cash flow provided by financing activities was $150,000 for the nine month period ended September 30, 2007, as compared to $170,000 for the nine months ended September 30, 2006. Cash flow provided by financing activities for the nine month period ended September 30, 2007 can be attributed to a loan. The Company expects to generate additional cash flow from financing activities in future periods.

Cash flow generated from financing activities was $209,905 for the year ended December 31, 2006 and $1,141,452 for the year ended December 31, 2005. Cash flow generated from financing activities in the current twelve month period can be attributed to an increase in notes payable.

The Company received a loan from ACC Investors, LLC as part of a Securities Purchase Agreement (the “Agreement”) dated June 22, 2005 between ComCam, the Company, and ACC Investors. In addition to the loan, the Agreement provides for a 100% dividend of the Company’s common stock to our shareholders on a pro rata basis. The loan is documented as a secured convertible promissory note, with warrants attached, that bears interest at 8% per annum. The terms of the promissory note will cause ACC Investors to convert the principal amount and 55% of the interest accrued over the term in addition with warrants into approximately 45% of our common shares on a fully diluted basis after the completion of the dividend. The conversion of the promissory note into our common shares will entitle the holders to certain registration rights and is expected subsequent to the dividend of our common shares.

The Company has funded our cash needs from inception through September 30, 2007 through revenues and a series of debt and equity transactions, including several private placements. Until such time as we can increase revenues and decrease expenses, we expect that we will require new debt or equity transactions to satisfy cash needs over the next twelve months.

The Company had no formal long term lines or credit or other bank financing arrangements as of September 30, 2007.

Since earnings, if any, will be reinvested in operations, the Company does not expect to pay cash dividends in the foreseeable future.

The Company has no current plans for the purchase or sale of any plant or equipment.

The Company has no current plans to make any changes in the number of employees.

Off Balance Sheet Arrangements

As of September 30, 2007, the Company has no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to stockholders.

Going Concern

The Company’s auditors have expressed an opinion as to our ability to continue as a going concern as a result of an accumulated deficit of $4,995,389 as of December 31, 2006 which increased to $5,233,629 as of September 30, 2007. Our ability to continue as a going concern is subject to the ability of the Company to obtain a profit and/or obtaining the necessary funding from outside sources. Management’s plan to address the Company’s ability to continue as a going concern, includes (i) realization of increased revenues from the Company’s sales (ii) obtaining funding from private placement sources; (iii) obtaining additional funding from the sale of the Company’s securities; (iv) obtaining loans from shareholders as necessary, and (v) converting outstanding debt to equity. Although management believes that it will be able to obtain the necessary funding to allow the Company to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful.

Critical Accounting Policies

In Note 1 to the audited consolidated financial statements for the years ended December 31, 2006 and 2005, the Company discusses those accounting policies that are considered to be significant in determining the results of operations and its financial position. The Company believes that the accounting principles utilized by us conform to accounting principles generally accepted in the United States of America.

The preparation of financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate our estimates, including those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. The Company bases our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities. The actual results may differ from these estimates under different assumptions or conditions. With respect to revenue recognition, the Company applies the following critical accounting policies in the preparation of its financial statements.

Revenue Recognition

We generate revenue through the sale of our products to the private, commercial, industrial and governmental sectors of the security industry. Revenue from product sales is recognized at the time the product is shipped and invoiced and collectibility is reasonably assured. The Company believes that revenue should be recognized at the time of shipment as title passes to the customer at the time of shipment.

Stock-Based Compensation

On January 1, 2006, we adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. We use the Black-Scholes (“BS”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. We have elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006, the first day of our fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, we measured compensation expense for our employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. We applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized. We account for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

In September 2006, the Commission issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

BUSINESS

Corporate Organization

The Company was incorporated as “Embedded Technology Group Inc.” on September 18, 1998, in the State of Delaware. We changed our name to “ComCam International, Inc.” on February 19, 1999. On June 3, 2002, the Company was acquired by ComCam and has since operated as a wholly owned subsidiary.

The Company’s principal place of business is located at 1140 McDermott Drive, Suite 200, West Chester, Pennsylvania, 19380, and our telephone number is (610) 436-8089.

The Company's registered agent is Delaware Registry Ltd., 3511 Silverside Road, Suite 105, Wilmington, Delaware, 19810.

Our transfer agent is Interwest Transfer, 1981 East, Murray-Holladay Road, Holladay, Utah, 84117-5164, and their telephone number is (801) 272-9294.

Business

Summary

The Company’s mission is to become a leader in the digital video camera and software industry as a pioneering developer and provider of Internet Protocol wired and wireless video products and solutions.

Internet Protocol (“IP”) is the procedure for regulating the transmission of data over a network, be that a local area network or the internet. Our IP video products are designed to work efficiently over a network, whether the network is connected by cable or over a wireless connection, by breaking up data into small transmittable units which are then reassembled on the receiving end.

Products

The Company was responsible for introducing the world’s first wireless camera networking system using the current wireless standard, as well as developing the world’s smallest IP network recording device.

Since that time we have directed our efforts toward an integrated camera system utilizing IP technology, which allows for video monitoring and remote control of the camera over the internet. Basically, we have developed a high-tech camera and recorder that can be accessed from almost anywhere. Our core technology is based on a computing platform complete with an operating system, firmware (which is software embedded into hardware), software applications, and development tools.

The Company’s video networking system is comprised of proprietary hardware (namely our “COMCAM Series 10” cameras and micro-servers) and software (including the “C3” and “Pocket C3”), and other components that are programmable and can be reconfigured to integrate a wide variety of complementary applications. Our competitive features include:

•	high performance with low-power consumption;
•	proprietary, low bandwidth compression ;
•	frame-by-frame encryption; motion-detection, access-control and other software capabilities; and
•	multiple input/output ports.

All of our products use flexible viewer/recorder software that runs on PCs, handheld personal digital assistants (“PDAs”) and cell phones. The operating platform is a hardware and software solution which can integrate old-style analog systems with next-generation IP surveillance/security applications.

Markets

The target for our next-generation video products, solutions, and services is the growing global market for fixed and mobile security applications over a wide range of uses. Applications include telemedicine, transportation monitoring, process control, and customized solutions in high-margin specialty and mass-market sectors within corporate, government, and residential markets.

During 2005, we sold a limited quantity of units which were primarily used for testing purposes. Our customers have included certain United Stated Governmental agencies as well as private firms. Our marketing goal is to procure government contracts, expand our commercial business and, in the future, penetrate the retail market.

The Security Surveillance Industry

Since the beginning of the new century there have been repeated calls for improvement in every day security measures. The immediate result of this concern has been a significant increase in the demand for effective security systems. Both face-recognition software and video-monitoring surveillance systems are receiving considerable attention in terms of what technology can do to manage security environments more effectively.

The security surveillance and monitoring industry is large and fragmented with no dominant leader. Providers are comprised of thousands of manufacturing, distribution, and installation/service companies engaged in the task of safeguarding public and/or private facilities, personnel, and assets. The threat of terrorism, higher crime rates, and computer vulnerability all have had an effect on creating a growing demand for security related products. Among the services and products available are access control and identification programs, alarm systems, biometrics, surveillance equipment, computer security, home automation, integrated systems, intrusion alarms with monitoring, and GPS mobile securities.

Over the last 20 years, video monitoring and surveillance applications have been served by analog technology, which requires heavy maintenance, does not offer remote accessibility, and is notoriously difficult to integrate with other information technology systems. In addition, searching for a sequence on videotape has traditionally taken hours of playback and searching. Despite these drawbacks, analog technology was popular within the security markets. Until recently, video in security applications was primarily used to provide raw data. However, new technology enables more precise information, making it possible to communicate, make decisions, and activate an immediate response to any perceived threat.

Advances in communication technologies now make it easier to convert video into valuable real-time or time-lapsed information. Digital cameras today can be plugged into a standard computer network and offer greater performance and reliability than analog cameras. Large video archives can now be easily stored. Importantly, digital video archives can be indexed and specific video clips located quickly and easily. New product introductions or enhancements, declining market prices for component parts and products, and competing or overlapping systems and technologies characterize the dynamic nature of the security surveillance industry today. The potential for the burgeoning digital video market is evident as the industry makes the transition from analog to digital technology.

New Technology

The rapid growth of video monitoring surveillance has fostered a technology revolution from analog to digital format and the use of IP networks to enable the distribution of video over the Internet. In addition, the rapid adoption of wireless capabilities on laptop computers, cell phones, PDAs, and other devices has expanded the mobile computing environment. A new technology, the IP-surveillance solution, creates digitized video streams that, when transferred via a computer network either over a wire line or wirelessly, enable remote monitoring from almost anywhere in the world.

IP-surveillance enables users to develop an open digital surveillance system by providing solutions for converting analog images into an easily distributable digital format. The high-resolution digital images can be viewed, stored, or transferred anywhere on a computer network. IP-surveillance has enormous performance advantages over analog video monitoring systems as well as substantial cost savings, which include:

•	Faster installation and step by step implementation;
•	Lower maintenance costs;
•	Decreasing digital technology prices;

•	Capacity for integration; and
•	Remote accessibility that decreases costs.

The networking video system utilized by the Company is a hardware and software solution that integrates existing analog as well as next-generation IP-surveillance and security applications. This technology has come about as a result of our multi-disciplinary research and development effort combining video systems design with related software products.

Hardware Products: the COMCAM 10 Series

A traditional commercial digital video system incorporates three components: (1) the camera or video-capture device, (2) the player or video-display device, and (3) the server, storage medium, or data-management device. The Company assembles all three components and offers them as one integrated system, the COMCAM 10 series.

The COMCAM 10 series uses technologies for video capture, compression, analysis, and transmission capabilities. COMCAM 10 technology works in all wired and wireless networks, including the Internet. COMCAM 10 operates to licensed standards (e.g., cellular phones) and unlicensed standards (e.g., the IEEE 802.11b Wireless standard and Bluetooth). The COMCAM 10 series product compatibility represents a competitive advantage since it can be deployed in over one hundred countries around the world.

Compression is the key factor for effective IP-surveillance. The COMCAM 10 system operates in digital format with a very sophisticated video compression technology that achieves a 300 to 500 percent improvement over the leading conventional compression solution JPEG and is more dynamic than MPEG.

Sophisticated software, embedded in the COMCAM 10 camera and micro-server, compresses and manages the broadband video-signal in real-time before transmitting it either via a wire line or wirelessly. Video entering the device’s IDNC network processor is converted to digital data, compressed, and formatted for local storage or direct transmission to a network server. As a storage medium, the Company’s COMCAM 10 server compresses video signals and provides the option of storing data for further usage and analysis either within the camera, on a local PC or on a central network server. The COMCAM 10 enables easy data trans-coding to any data format which facilitates fast transmission to a variety of devices, such as cell phones, PDA’s, etc.

The Company’s technology operates with minimal power consumption, enabling the use of solar panels as a power source for full functionality in remote locations such as weather stations and border crossings.

The COMCAM 10 series captures and stores live video feeds locally on a hard drive inside the camera for delayed or immediate transmission of video to a receiver for playback or storage over any telecommunications network.

Other Hardware

In 2006 we began production on a new camera, the CF-130, which has a resolution of 1.3 mega pixels and delivers crisp, uncompressed, digital video over long distances previously unattainable by conventional camera systems. The CF-130 has both night and day capability. We now are working with even higher resolution models.

In 2006 we also released a facial recognition system breakthrough, Intelligent Video Analysis, which provides high accuracy with minimal data requirements and low bandwidth video. The efficient, scalable architecture allows a single recognition server to manage large numbers of cameras over standard networks. Intelligent Video Analysis is the first result of a collaborative effort between us and Alparysoft Inc. of Tomsk, Russia.

Software Products: the C3 and Pocket C3

The Company offers five recently upgraded software products that work in concert with our custom hardware platform, the most important of which are the “Camera Control Centers” — the C3 and the Pocket C3. The C3 brings control room video to laptops to international customers in seven languages. Pocket C3 extends our proven network security applications and surveillance software to the PDA and smart-phone market sectors.

Video data can be transmitted over standard networks using any type of transmission media, such as Ethernet, wireless LAN, or conventional dial-up phone lines. Data is then received by a computer running the Company’s viewer program, the C3 or Pocket C3, which decodes and decompresses the images for viewing or archiving. The C3 and Pocket C3 can also be used to send proprietary user commands back to the COMCAM 10 through the same path used to transmit the video data. Commands are decoded by the COMCAM 10 and can be used to control remote devices such as pan/tilt/zoom camera domes and door locks. The Company’s unique management software modules can serve as stand-alone applications or browsers that can facilitate customization (i.e., translations) by local resellers, as well as interfacing to third-party and nonstandard devices like the Compaq I-PAQ and Symbol MC-50, both of which are PDAs which can be used as monitors and controls for our devices.

New Technology

The Company has significantly increased our intellectual property (IP) portfolio with the addition of US Patent 6,975,220 to our portfolio. The technology embodied in the patent is expected to enhance the command-and-control appliances and remote management services offered by our products. Further, we intend to license the ‘220’ patent directly to OEM partners, online service providers, software developers, consumer electronics companies and other industry partners developing online services with intelligent remote devices. The patent was acquired from HNI, LLC (a Connecticut LLC.), a partnership that includes The Hartford, Next Generation Ventures, LLC, and Connecticut Innovations.

Manufacturing

Pennsylvania-based Strategic Manufacturing Technologies, Inc. (“Strategic”) is our main manufacturer. We have no manufacturing agreement in place. Based on our purchase orders, Strategic obtains the necessary computer and camera components from source suppliers such as Motorola, Inc., and Analog Devices, Inc. Strategic then uses these components to manufacture and assemble our camera systems. Following Strategic’s manufacturing process, we perform any needed final assembly in-house. Our customers then install their purchased units and we provide ongoing technical support. We stock our products for immediate distribution.

Marketing and Sales Opportunities

The Company’s marketing and sales team operates from West Chester, Pennsylvania, and targets three market segments.

1.

          We intend to sell our products and/or licenses for our core proprietary technology to original equipment manufacturers (“OEM”) as well as other key technology providers such as software developers and network systems operators who may in turn integrate our technology with their own branded products. Since 2002 we have been a supplier of original technology (e.g., COMCAM 10, C3) to the University of South Florida’s Center for Ocean Technology for the

development of remotely operated underwater vehicles. The University of South Florida plans to offer these vehicles for sale to United States and European underwater agencies at which time we expect to enter into an agreement to serve as an OEM supplier.

2.

          We supply qualified distributors and value added resellers (“VARs”) with a customer list who then incorporate the Company’s products as part of their sales efforts. Our qualified distributors and VARs are established companies with at least five years’ experience working in the surveillance industry, have IT experience, can perform local translating when necessary, and provide marketing, installation, service, and support.

3.

          We sell directly to end-users, including government and commercial markets and plan to sell directly to residential users of video security applications. Notably, the residential market is underserved and has the highest long term growth rate potential in this sector of the industry.

Our marketing and sales advantage is due to the flexibility of our technological platform which lends itself to rapid integration with many third-party technologies including access control, biometric, radio frequency identification (RFID), chemical detection, and seismic detection. The Company’s suite of software products and tools can extend the performance and functionality of many products, especially in the area of remote control with video. We believe that the current CCTV (closed circuit television), access control, biometrics and digital communications markets are consolidating and that our technology may well be the glue that will integrate these markets.

Competition

Competition within the international market for fixed and mobile commercial video cameras and other equipment communication systems is intense. While there is no dominant technological or business leader, there are many companies with greater financial resources and more established distribution channels than the Company. However, we offer a highly competitive video camera system that meets the requirements of both the commercial wired and wireless end-users, including the offering of a fully functional, compact wireless system for mobile and personal usage. Our products are distinguished by next-generation innovations that are both sophisticated and cost effective. Further, we believe that the

Company has few direct competitors based on what we consider to be seven important product and industry characteristics:

•	Flexibility: Programmable behavior; new algorithms and accessories at the video/control source;
•	Video Features: Distinct video compression advantage vs. mainstream 300%-500% smaller than JPEG, more dynamic than MPEG;
•	Physical Features: Adaptive power consumption - localized solar power capability;
•	Network Features: Works on wireless networks and low bandwidth networks;
•	Storage Features: Local storage and network balance;
•	Software: Strong user and developer suite of software; and
•	Barriers to Competition: Multidisciplinary R&D path, cross-disciplinary deployment.

As a specialized solutions integrator with a suite of hardware and software products, the Company faces current and prospective competitors from many sectors of the expanding video networking and security market – and we find ourselves working with apparent competitors to complement a limitation in the competitor’s solution-solving capabilities.

In general, competitors include many companies from key sectors of the video networking and security market, including: hardware (e.g., camera and digital video recorder), software (e.g., analysis, access control), networking (e.g., WiFi, cell) and specialized solutions (e.g., data integration, data management). However, our principal competitors are camera manufacturers and/or suppliers that offer increasingly more sophisticated products, including Internet Protocol capabilities. The competition falls into the following broad categories:

Leading security camera companies: these include Axis Communications, Pelco, Pixord, Mobotix AG and others that supply a diverse product line of cameras, digital video recorders and other products;

Integrated conglomerates with products that include security cameras: these includes Siemens/Bosch, Philips, Sony, GE, JVC, Sanyo and others that provide a full line of cameras and related accessories; and

“Boutique” camera and other security-industry equipment companies: these include LiveWare, ObjectVideo, DvTel, ioImage, IPIX and many others that offer specialized products.

Marketability

The global security market is in the midst of a transformation from first-generation analog to second-generation digital or software-based systems. Analog CCTV video camera technology connected to centralized control systems comprises the majority of first-generation video security applications. New digitally based security applications integrated with video security systems are emerging, which include access control, biometrics, RFID, chemical detection, seismic detection, and analytic capabilities like algorithmic facial recognition. The trend is moving toward security cameras integrated with digital applications.

The Freeman Report 2002 Remote & Networked Video Surveillance Market explains the trend as follows:

The ability to convert systems from analog to digital platforms, the use of “intelligent” cameras, the development of superior compression techniques, the utilization of digital memory that enables fast information retrieval, and software innovations that facilitate object tracking and other advanced video management techniques are just some of the development innovations impacting the marketplace.

The market’s transformation is potentially enormous. The Lehman Brothers 2004 Security Industry Report states that current analog CCTV video security systems are being replaced or enhanced by software based IP platforms.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements

and Labor Contracts

Our software is developed in-house and licensed to customers in connection with sales of our hardware. We have secured copyright protection for our software.

We have no patents, trademarks, licenses, franchises, concessions, or royalty agreements associated with our products.

The Company is not subject to any labor contracts.

Governmental Regulation

The following information generally summarizes governmental approval and regulations that pertain to the Company’s operations.

The Company is subject to local, state and national taxation. Our fixed and mobile digital video cameras and communication systems must conform to local, national and international governmental authorities that set the regulations by which communications are transmitted within and across respective territories.

The FCC

Certain components within our products are required to meet Federal Communications Commission (“FCC”) approval, specifically for Classes A & B Digital Devices relating to Part 15, which is a common testing standard for products similar to our own. FCC Part 15 basically covers the regulations under which a device emits radio frequency energy by radiation, and the technical specifications, administrative requirements, and other conditions relating to the marketing of FCC Part 15 devices. Approvals as required in relation to Part 15 are obtained independently by suppliers of these components.

The FCC’s definition of a Class A Digital Device is one which is marketed for use in a commercial, industrial or business environment. Our COMCAM series 10 camera is a Class A Digital Device. However, since we sell our hardware products to system integrators, dealers and other third-party resellers who integrate our products into their own FCC approved video solutions, we are not required to obtain FCC approvals. Rather, each reseller secures its own FCC and/or other approvals.

The FCC’s definition of a Class B Digital Device is one which is marketed for use in a residential environment. Our cameras and micro-servers are not currently sold directly into the consumer market nor to our knowledge are they being deployed by third-party distributors and/or resellers in a residential environment within the United States.

Although we do not currently need to seek approval for our devices due to the particulars of our current sales and customer utilization, we do plan to produce a new generation of cameras and accompanying microservers for which we will seek appropriate FCC approval. In order to obtain FCC approval we will provide the FCC with examples of this new generation of products which will be subjected to a series of standardized radiation tests. Sufficient test results will cover our products with the FCC’s approval.

International Regulation

Outside the FCC’s jurisdiction we have integrated our products successfully within existing governmental regulation and are confident that any changes in governmental regulations can be met in relation to our core technology. Compliance with localized government regulation is made incumbent on our distributors and resellers. Our Japanese distributor, Multi-Media 21 Co. Ltd. has sold our products in Japan since 2000 in accord with local regulatory standards. Our distributor for the Commonwealth of Independent States, Alparysoft Inc., is in the process of complying with adoption requirements for our products within their territory.

Environmental Laws

The Company is not currently affected by compliance with any environmental laws. However, lead danger has historically been an issue in high-tech industries. RoHS, short for Restriction of Hazardous Substances, also known as Lead-Free, is a European Union directive from 2002 which restricts the use of six hazardous materials found in electronic products. All electronic products sold in the EU market after July 1, 2006, must pass RoHS compliance. Further, the need to comply with RoHS type directives is evolving globally. Japanese manufacturers have been reducing lead levels since the beginning of the millennium and in the United States, California has already passed legislation to fall in line with the EU RoHS timescales.

To satisfy lead related requirements as they expand in our customer’s states and countries, we may need to substitute different components into our hardware. These replacement components will need to contain less of the hazardous materials which are finding their way into the world’s landfills.

Research and Development

We are involved on an ongoing basis in research and development activities related to improving the capacity and performance of our products. During the years ended December 31, 2006 and 2005 the Company spent $31,210 and $251,045 respectively on research and development activities.  We expect to increase research and development expenditures as our business develops.

Employees

The Company has four (4) full time employees and three (3) part time employees with four (4) individuals who work as independent consultants. We also use consultants, attorneys, and accountants, and will engage additional full-time employees as such are required. The Company’s employees are as follows:

Full-time:

•	Don Gilbreath, President, CEO, CFO
•	David Rosen, Vice President Corporate Development
•	Carolyn Scheppner, Senior Software Engineer
•	Andy Finkel, Senior Software Engineer

Part-time:

•	Louise Carroll, Office Manager
•	Mike Rivers, Documentation
•	Al Duncan, Operations

Description of Property

The Company leases 4,500square feet of office space on a month to month basis in West Chester, Pennsylvania. Our lease costs were approximately $50,000 and $49,000 for the years ended December 31, 2006 and 2005, respectively. We believe that the space leased is generally suitable and adequate to accommodate current operations.

Legal Proceedings

The Company is currently not a party to any legal proceedings.

Submission of Matters to a Vote of Security Holders

The Company has not submitted any matters to a vote of security holders in 2007.

MANAGEMENT

Directors and Executive Officers

The Company’s board, following the distribution of the dividend, will be comprised of a minimum of three directors. Our current directors and executive officers will likely hold the same positions with the Company post-dividend as they do now. The table below provides information regarding the persons who currently serve as the Company’s directors or executive officers.

Name	Age	Year Elected/Appointed	Positions Held
Don Gilbreath Robert Betty Albert White	49 50 61	1998 1999 2000	CEO, CFO, PAO and Director Director Director

Don Gilbreath has served as a chief executive officer, chief financial officer, principal accounting officer, and director of the Company since September 18, 1998. He will serve until the next annual meeting of the Company’s shareholders or until his successor is elected.

Mr. Gilbreath has 24 years of experience in product development, engineering project management and specialized technical sales. He has provided specialized R&D expertise to General Electric, Johnson Controls, TCI, Standard & Poor’s, and Commodore International. He developed and launched or licensed over 30 products including musical instruments, multimedia players, and Internet access devices. Mr. Gilbreath has broad experience in directing international engineering teams, vendor negotiations, licensing, patents, offshore manufacturing and launching of innovative products to world markets. >From 1987 to 1992 Mr. Gilbreath was Director of Product and Market Development for Commodore International Ltd. Among other responsibilities he was Chief Designer of CDTV, the world’s first consumer multimedia player under $1,000. In addition, he created and developed OEM sales channels and vertical markets for Commodore’s complete line of microcomputers and peripherals. In 1990 Mr. Gilbreath was selected as delegate from the USA to the USSR for technology transfer of semiconductor and computer architecture. In 1993 he founded Gilbreath Systems Inc., an international contract engineering and product development firm, and from 1994 to 1997 served as CTO and VP Engineering for VIScorp, a Chicago-based company that designed and developed set-top boxes (pre-WebTV). In 1997, Mr. Gilbreath founded the Company.

Robert Betty was appointed as a director of the Company on February 19, 1999. He will serve until the next annual meeting of the Company’s shareholders or until his successor is elected.

Mr. Betty has over 22 years of experience in the electronics industry. From 1990 to 1994 he held various management positions for Maris Equipment Inc., rising to vice president of operations with responsibility for all P&L and a $63 million budget. He was the founder, in 1994, and is the current president of Pinnacle Electronic Systems Inc., a security systems integration firm located in West Chester, Pennsylvania. He has used his security systems expertise as project and/or operations manager for, among others, state prisons, a strategic oil reserve at Big Hill Texas, and five air bases located in Saudi Arabia to support the F5 Aircraft. Betty is a member of several management associations and holds numerous technical certificates.

Albert White was appointed as a director of the Company on January 5, 2000. He will serve until the next annual meeting of the Company’s shareholders or until his successor is elected.

Mr. White graduated from Columbia University with a Master of Business Administration and from the University of Denver with a Bachelor of Science/Bachelor of Arts in Marketing. Mr. White has held senior management positions with technology based companies, as the vice-president of Network Solutions, a Virginia based developer of internet addressing systems from 1989 to 1994, and as the senior vice president of RMS Technology, a New Jersey-based telecommunications provider, from 1994 to 1996. Since 1996 Mr. White has acted as a business and financial consultant to chief executive officers throughout North America and has provided entrepreneurial advice to both national and international clients. These include acting as Senior Consultant for Safeguard Scientific, Inc., Wayne, Pennsylvania (1997-1999); Managing Director of Promark International, LLC, Silver Spring, Maryland. (1997-2001); Financial Advisor to the chairman and founder of Johnson Research and Development, Atlanta, Georgia (2000-2001); and Chief Executive Officer of Excellatron Solid State, LLC, Atlanta, Georgia (2001- 2003). Mr. White currently provides business consultancy services in the areas of finance, marketing, acquisition/merger and real estate development in the Atlanta, Georgia and Washington D.C. area.

Term of Office

Our directors have been appointed for a one (1) year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. Our executive officers are appointed by our board of directors and hold office until removed by the board.

Compensation

Our directors receive no compensation for their services as directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board of Directors Committees

The board of directors has not established an audit committee or a compensation committee.

Our entire board of directors performs the functions of an audit committee, but no written charter governs the actions of our board of directors when performing the functions of that would generally be performed by an audit committee. Our board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, our board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

We do not have an audit committee financial expert because of the size of our company and our board of directors at this time. We believe that we do not require an audit committee financial expert at this time because we retain outside consultants who possess these attributes.

Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, we will be required to establish an audit committee.

Code of Ethics

The Company has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions. Our Code of Ethics is available in print, at no charge, to any security holder who requests such information by contacting us.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, we are aware of the following persons or entities who during the fiscal year ended December 31, 2006 were directors, officers, or beneficial owners of more than ten percent of our common stock, and who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934 during such fiscal year.

•	Albert White, a director, failed to file on Form 3 or 5.
•	Robert Betty, a director, failed to file on Form 3 or 5.
•	Don Gilbreath, a director and officer, failed to file on Form 3 or 5.
•	ComCam, the beneficial owner, failed to file on Form 3 or 5.

Executive Compensation

Compensation Discussion and Analysis

The objective of the Company’s compensation program is to provide compensation for services rendered as an executive officer. Our salaries are designed to retain the services of our executive officer. Salary is currently the only type of compensation we utilize in our compensation program. We utilize this form of compensation because we feel that it is adequate to retain and motivate our executive officer. The amounts we deem appropriate to compensate our executive officer are determined in accordance with market forces; we have no specific formula to determine compensatory amounts at this time. While we have deemed that our current compensatory program and the decisions regarding compensation are easy to administer and are appropriately suited for our objectives, we may expand our compensation program to any additional future employees to include options and other compensatory elements.

Table

The following table provides summary information for the years 2006, and 2005 concerning cash and non-cash compensation paid or accrued by the Company to or on behalf of (i) the chief executive officer and (ii) any other employee to receive compensation in excess of $100,000.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Don Gilbreath CEO, CFO, PAO, and director	2007 2006	60,000 60,000	- -	- -	- -	- -	- -	- -	60,000 60,000

Mr. Gilbreath entered into an employment agreement with the Company dated June 22, 2005.

We have no “Grants of Plan-Based Awards”, “Outstanding Equity Awards at Fiscal Year-End”, “Option Exercises and Stock Vested”, “Pension Benefits”, or “Nonqualified Deferred Compensation.” Nor do we have any “Post Employment Payments” to report.

Executive Compensation Following the Distribution of the Dividend

Management expects that executive compensation will remain consistent with that which was paid out prior to the dividend.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

Don Gilbreath, ComCam’s chairman of the board of directors and chief executive officer, also serves as our chairman. Robert Betty and Albert White are directors of both ComCam and the Company.

Don Gilbreath currently beneficially owns 11,233,138 shares or 28.1% of ComCam, Robert Betty currently beneficially owns 1,320,067 shares or 3.3% of ComCam and Albert White currently beneficially owns 200,000 shares or 0.5% of ComCam. Immediately after the dividend, our directors and executive officer will be the beneficial owner of the same percentages of the Company as they are of ComCam.

RELATIONSHIPS BETWEEN COMCAM INTERNATIONAL, INC AND COMCAM, INC.

As of the date of this information statement, the Company is a wholly owned subsidiary of ComCam. We were acquired by ComCam on June 3, 2002. Since then, most of our patents, trademarks, software, proprietary technologies and other intellectual property became the property of ComCam. Further, many of our personnel and much of our personal property used to engage in the operation of our business was contracted through ComCam. However, during the three months ended September 30, 2007, those assets and liabilities pertinent to our business were transferred to the Company from ComCam including all of the assets used to perform our operations. Upon completion of the distribution of the dividend, ComCam, will own none of our shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Prior to the dividend, one hundred percent (100%) of all of the outstanding shares of our common stock are owned beneficially and of record by ComCam. As of December 7, 2007 there are 2,010,795 shares of our common stock issued and outstanding. Directors and executive officers, who own or will own

ComCam common stock prior to the dividend, will receive shares of our common stock in the dividend on a pro rata basis.

The following table sets forth information with respect to the projected beneficial ownership of our outstanding common stock following the distribution of the dividend with respect to: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group.

The projections below are based on the number of shares of our common stock beneficially to be owned by each person or entity at the record date as evidenced by ComCam’s records and a review of statements filed with the Securities and Exchange Commission pursuant to Sections 13(d) or 13(g) and Section 16(a) of the Exchange Act. The percentage ownership of our common stock immediately following the distribution of the dividend will be approximately the same as the percentage ownership of such person or entity immediately prior to the dividend. The conversion of the ACC Investors, LLC promissory note into 33% of our common shares is expected subsequent to the dividend of our common shares.

Except as set forth in the table below, upon completion of the dividend, we do not expect any person to own more than five percent of our outstanding common stock. Except as otherwise noted, the entity, individual director or executive officer or their family members or principal shareholder has sole voting and investment power with respect to such securities.

Name and Address	Title of Class	Number of Shares	% of Class
Don Gilbreath, CEO, CFO, PAO and director 1525 Tanglewood Drive West Chester, Pennsylvania, 19380	Common	561,657	27.93%
Robert Betty, director 912 Carrie Lane West Chester, Pennsylvania, 19383	Common	66,004	3.28%
Albert White, director 420 Northwest Drive Silver Spring, Maryland 20901	Common	10,000	0.50%
Global ePoint, Inc.* 339 South Cheryl Lane City of Industry, California 91789	Common	100,000	4.97%
Officer and Directors as a Group (3)	Common	637,661	31.71%

*

Toresa Lou makes voting and investment decisions for Global ePoint, Inc. In the event that ACC Investors, LLC does not convert the principal amount of the aforementioned promissory note, Global ePoint, Inc. will be the beneficial owner of 5.0% of our common stock. Toresa Lou uses Global ePoint, Inc.’s address as her mailing address.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The Company has one hundred million (100,000,000) shares of authorized common stock with a par value of $0.0001 per share, 2,010,795 of which shares are issued and outstanding.

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no pre-emptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

The Company has two million (2,000,000) shares of authorized preferred stock with a par value of $.0001 per share. There are no preferred shares are issued and outstanding.

The preferred stock may be issued from time to time in one or more series. The board of directors is authorized, by filing a certificate pursuant to the Delaware General Corporation Law, to fix or alter the designation, powers, preferences and rights of the share of each such series and the qualifications, limitations or restrictions thereof, including, without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, redemption price or prices, and the liquidation preferences of any wholly unissued series of preferred stock, and to establish the number of shares constituting any such series, and to increase or decrease the number of shares of any series subsequent to the issuance of share of the series. Different series of preferred stock shall not be considered to constitute different classes of shares for the purpose of voting by class.

Convertible Promissory Note

The Company executed a secured convertible promissory note with ACC Investors, LLC, dated June 22, 2005, in the amount of $1.1 million at 8% per annum (“Note”) pursuant to the ACC Agreement. The Note enables ACC Investors to convert the principal of the Note into 33% of the common shares of the Company after the completion of the dividend. The Note also enables us to convert 55% of the interest accrued on the principal into shares of our common stock.

Warrants

The Company has granted warrants to ACC Investors to purchase up to the equivalent of 22% of our share issued and outstanding prior to any conversion of the Note delivered to ACC Investors pursuant to the Agreement. The warrant exercise price for 11% of the outstanding shares is $0.069 per share and the warrant exercise price for the remaining 11% of the outstanding shares is $0.087 per share. The warrants are exercisable on or after the dividend date but before the tenth anniversary of the date on which the Note is converted.

Registration Rights

The Registration Agreement entitles ACC Investors to demand registration of common shares deemed to be eligible for registration, which include common shares issued as a result of a dividend or distribution, and securities that are convertible into common shares such as the Note and the Warrants. On receipt of a registration demand, the Company is obligated to use its best efforts to effect a registration statement with the Commission. The Registration Agreement also obligates the Company to register the shares eligible for registration in the event it proposes for any reason to register shares under the Securities Act.

TRANSFER AGENT

Our transfer agent is Interwest Transfer, 1981 East, Murray-Holladay Road, Holladay, Utah, 84117-5164, and their telephone number is (801) 272-9294.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (the "DECL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such persons conduct unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnify for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company understands that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Act. We file reports, proxy statements and other information with the Commission. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms we file with the Commission have been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address for this site can be found at: www.sec.gov.

No person is authorized to give any information or to make any representations other than those contained in this information statement, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this information statement nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth herein or in our affairs since the date hereof.

FINANCIAL STATEMENTS

The financial tables and notes are attached to this information statement present our consolidated financial statements. The data should be read together with Management's Discussion and Analysis of Financial

Condition and Results of Operations, our historical financial statements and the notes to those statements. The financial data for the years ended December 31, 2006 and 2005 has been audited. The financial data for the nine month periods ended September 30, 2007 and 2006 are unaudited interim financial statements.

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

Period Ended September 30, 2007

Index

Page

Consolidated Balance Sheet	F-2

Consolidated Statements of Operations	F-3

Consolidated Statements of Cash Flows	F-4

Notes to Consolidated Financial Statements                                                                                                                       F-5

COMCAM INTERNATIONAL, INC.
(A Development Stage Company)
BALANCE SHEETS

	September 30,	December 31,
	2007	2006
ASSETS	(Unaudited)	(Audited)

Current assets:
Cash and cash equivalents	$28,932	5,697
Accounts receivable, net	6,023	6,861
Inventories	72,973	78,048

Total current assets	107,928	90,606

Property and equipment, net	126,726	10,529
Other assets	2,106	4,106

Total assets	$236,760	105,241

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$347,327	318,538
Accrued expenses	277,143	147,187
Embedded derivative liability	93,477	-
Advances payable to ComCam, Inc.	-	1,448,036
Notes payable	1,744,163	1,335,000

Total current liabilities	2,462,110	3,248,761

Commitments and contingencies

Stockholders’ deficit:
Preferred stock, $.0001 par value; 2,000,000
shares authorized, no shares issued and outstanding	-	-
Common stock, $.0001 par value; 100,000,000
shares authorized, 2,010,795 shares issued and
outstanding	201	201
Additional paid-in capital	3,008,078	1,811,668
Deficit accumulated during the development stage	(5,233,629)	(4,955,389)

Total stockholder’s deficit	(2,225,350)	(3,143,520)

Total liabilities and stockholders’ deficit	$236,760	105,241

The accompanying notes are an integral part of these financial statements

COMCAM INTERNATIONAL, INC.
(A Development Stage Company)
UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,		Cumulative
	2007	2006	2007	2006	Amounts

Revenues, net	$8,412	16,975	44,138	41,440	653,368
Cost of revenues	-	3,159	5,131	8,277	256,880

Gross profit	8,412	13,816	39,007	33,163	396,488

Operating expenses:
General and administrative expenses	61,230	96,404	191,220	406,771	2,916,772
Research and development expenses	5,763	508	10,725	12,951	2,399,545
Gain on cancellation of debt	-	-	-	(400)	(99,405)

	66,993	96,912	201,945	419,322	5,216,912

Loss from operations	(58,581)	(83,096)	(162,938)	(386,159)	(4,820,424)

Other income (expense):
Interest income	161	94	258	1,910	13,562
Interest expense	(63,858)	(18,776)	(120,056)	(72,455)	(431,263)
Gain on embedded derivative liability	4,496	-	4,496	-	4,496

	(59,201)	(18,682)	(115,302)	(70,545)	(413,205)

Loss before provision for income taxes	(117,782)	(101,778)	(278,240)	(456,704)	(5,233,629)

Provision for income taxes	-	-	-	-	-

Net loss	$(117,782)	(101,778)	(278,240)	(456,704)	(5,233,629)

Net loss per common share - basic and diluted	$(0.06)	(0.05)	(0.14)	(0.23)

Weighted average common and common
equivalent shares	2,010,000	2,010,000	2,010,000	2,010,000

The accompanying notes are an integral part of these financial statements

COMCAM INTERNATIONAL, INC.
(A Development Stage Company)
UNAUDITED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,		Cumulative
	2007	2006	Amounts
Cash Flows from operating activities:
Net loss	$(278,240)	(456,704)	(5,233,629)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation	2,527	3,706	51,615
Accretion - debenture interest expense	28,270	-	28,270
Stock and warrant compensation expense	-	-	267,346
Gain on embedded derivative	(4,496)	-	(4,496)
Gain on cancellation of debt	-	(400)	(99,405)
Provision for losses on accounts receivable	2,000	7,800	9,000
Inventories reserve	-	25,000	-
(Increase) decrease in:
Accounts receivable	(1,162)	6,351	(15,023)
Inventories	5,075	(164,217)	(72,973)
Other assets	2,000	-	(2,106)
Increase (decrease) in:
Accounts payable	28,789	104,082	708,605
Accrued expenses	88,472	61,253	235,659

Net cash used in operating activities	(126,765)	(413,129)	(4,127,137)

Cash flows from investing activities:
Purchase of property and equipment	-	-	(59,617)

Net cash used in investing activities	-	-	(59,617)

Cash flows from financing activities:
Increase in notes payable	150,000	170,000	1,485,000
Proceeds from issuance of common stock	-	-	1,544,523
Change in advances from ComCam, Inc.	-	-	1,186,163

Net cash provided by financing activities	150,000	170,000	4,215,686

Net increase (decrease) in cash	23,235	(243,129)	28,932

Cash, beginning of period	5,697	255,937	-

Cash, end of period	$28,932	12,808	28,932

The accompanying notes are an integral part of these financial statements.

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2007

Note 1 - Basis of Presentation

The accompanying unaudited financial statements have been prepared by management in accordance with the instructions in Form 10-QSB and, therefore, do not include all information and footnotes required by generally accepted accounting principles and should, therefore, be read in conjunction with the Company’s Form 10-KSB for the year ended December 31, 2006. These statements do include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements. The interim results of operations are not necessarily indicative of the results to be expected for the full year ended December 31, 2007.

Note 2 - Additional Footnotes Included By Reference

Except as indicated in the notes above, there have been no other material changes in the information disclosed in the notes to the financial statements included in the Company’s Form 10-KSB for the year ended December 31, 2006. Therefore, those footnotes are included herein by reference.

Note 3 - Going Concern

As of September 30, 2007, the Company has limited revenue generating activities in place and the Company has incurred losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management intends to seek additional equity and debt funding to expand marketing efforts and product development. There can be no assurance that such funds will be available to the Company or that the marketing and product development efforts will be successful.

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2007

Note 4 – Notes Payable

Notes payable consist of the following:

September 30,	December 31,
2007	2006
Convertible unsecured note payable to ACC
Investors, LLC, bearing interest at 8% and due on
demand. The note may be converted to common
shares of the Company, at the option of the holder,
based on certain terms related to outstanding shares
and per share prices. The note also includes warrants
to purchase common stock of the Company, based
on certain terms related to the total number of shares
outstanding at the time the warrants are exercised.	$1,100,000	1,100,000

Notes payable to Paul Higbee, bearing interest
at 8%, due on demand, secured by the intellectual
property of the Company.	360,000	210,000

Unsecured note payable to Global Megatrend,
bearing interest at 7.5% and due on demand.
The note may be converted to common shares of
the Company, at the option of the holder, based
on certain terms related to outstanding shares
and per share prices.	176,568	176,568

Convertible debenture to HNI, LLC of $125,000,
bearing interest at 7%, due on February 14, 2008,
net of embedded derivative discount of $42,405
(see Note 5).	82,595	-

Convertible unsecured note payable to Robert
Emmet, bearing interest at 6%, and due on demand
The note may be converted into common shares of
the Company at $.35 per share and contains a
provision which allows the Company to call for the
conversion at anytime.	25,000	25,000

$1,744,163	1,335,000

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2007

Note 5 – Convertible Debenture and Embedded Derivative to HNI, LLC

During the quarter ended September 30, 2007, a convertible debenture was transferred to the Company from ComCam, Inc., of which the Company is a wholly-owned subsidiary. Details related to the convertible debenture are discussed below as they were when initiated by ComCam, Inc.

On February 14, 2007, the Company issued a Convertible Debenture (the Debenture) to HNI, LLC. The Debenture accrues interest at 7%, is due on February 14, 2008, and is convertible into a variable number of shares. The per share conversion rate is defined as 30% off the most recent closing bid price on the date that the Company receives notice of conversion. At September 30, 2007 the Debenture is convertible into approximately 19,841,270 common shares.

The Company analyzed the Debenture based on the provisions of EITF 00-19 and determined that the conversion option of the Debenture qualifies as an embedded derivative. Information related to the recognition of the embedded derivative is as follows:

Embedded Derivative

The fair value of the embedded derivative on February 14, 2007 was determined to be $113,080 and was recorded as an embedded derivative liability. The embedded derivative is revalued at the end of each reporting period and any resulting gain or loss is recognized as a current period charge to the statement of operations. The fair value was calculated using the Black-Scholes option pricing model with the following factors, assumptions and methodologies:

•	The fair value of the Company’s common stock was calculated to be $.017 per share on February 14, 2007.
•	A volatility of 149% was calculated by using the Company’s closing stock prices since May 2006.
•	The exercise price was $.0119. This amount was determined based on 30% off the most recent closing bid price immediately preceding February 14, 2007.
•	The estimated life was determined to be 1 year, which is equal to the contractual life of the embedded derivate.
•	The risk free interest rate was determined to be 5.06% based on the 1-year treasury rate.

Since the transfer of the convertible debenture, the Company has recorded accretion expense related to the embedded derivative discount of $28,270.

At September 30, 2007, the embedded derivative liability consists of the following:

Fair value at inception	$113,080
Less gain	(19,603)

$93,477

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2007

Note 6 – Supplemental Cash Flow Information

During the nine months ended September 30, 2007, certain assets and liabilities were transferred to the Company from ComCam, Inc. as follows:

Patent	$100,000
Accumulated amortization on patent	(4,776)
Trademark	15,000
Office equipment	10,000
Accumulated depreciation on office equipment	(1,500)
Note payable	(176,568)
Convertible debenture	(125,000)
Embedded derivative discount	70,675
Embedded derivative liability	(97,973)
Accrued interest	(41,484)
Advances payable to ComCam, Inc.	1,448,036

1,196,410
Capital contribution from ComCam, Inc.	(1,196,410)

$-

Note 7 – Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.” This statement clarifies the accounting for uncertainty in income tax positions. The Company has filed income tax returns in the U.S. federal jurisdiction and in certain states. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2002.

The Company adopted the provisions of FIN 48 on January 1, 2007. The Company did not make any adjustment to opening retained earnings as a result of the implementation. The Company recognizes interest accrued related to unrecognized tax benefits along with penalties in operating expenses. During the nine month periods ended September 30, 2007 and 2006, the Company did not recognize any interest and penalties relating to income taxes. The Company did not have any accrual for the payment of interest and penalties at September 30, 2007.

Note 8 – Reverse Common Stock Split

Effective November 7, 2007, the Company approved a 1-for-2.87 reverse common stock split. All common share amounts and per share information have been retroactively adjusted to reflect this reverse common stock split in the accompanying financial statements.

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

Year Ended December 31, 2006

Index

Page

Report of Independent Registered Public Accounting Firm	F-10

Consolidated Balance Sheet	F-11

Consolidated Statements of Operations	F-12

Consolidated Statements of Stockholders’ (Deficit) Equity	F-13

Consolidated Statements of Cash Flows	F-14

Notes to Consolidated Financial Statements	F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and

Board of Directors of

Comcam International, Inc.

We have audited the accompanying balance sheet of Comcam International, Inc. (a development stage company), as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended December 31, 2006 and 2005 and the cumulative amounts since inception. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ComCam International, Inc. (a development stage company), as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 and the cumulative amounts since inception, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15 to the financial statements, an error in 2005 resulted in an overstatement of notes payable and an understatement of net equity of $78,811, and an understatement of net loss of $51,494, was discovered by management of the Company. Accordingly, the 2005 financial statements have been restated to correct the error.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s revenue generating activities are not in place and the Company has incurred losses since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2 The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jones Simkins, P.C.

JONES SIMKINS, P.C.

Logan, Utah

April 5, 2007

COMCAM INTERNATIONAL, INC.
(A Development Stage Company)
BALANCE SHEETS
December 31, 2006 and 2005
ASSETS	2006	2005
		(Restated)
Current assets:
Cash and cash equivalents	$5,697	255,937
Accounts receivable, net	6,861	34,151
Inventories	78,048	55,293
Total current assets	90,606	345,381

Property and equipment, net	10,529	15,470
Other assets	4,106	4,106
Total assets	$105,241	364,957

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$318,538	159,777
Accrued expenses	147,187	60,561
Advances payable to ComCam, Inc.	1,448,036	1,448,131
Notes payable	1,335,000	1,046,189
Total current liabilities	3,248,761	2,714,658

Commitments and contingencies

Stockholders' deficit:
Preferred stock, $.0001 par value; 2,000,000
shares authorized, no shares issued and outstanding	-	-
Common stock, $.0001 par value; 100,000,000
shares authorized, 5,770,980 shares issued and
outstanding	577	577
Additional paid-in capital	1,811,292	1,811,292
Deficit accumulated during the development stage	(4,955,389)	(4,161,570)

Total stockholder's deficit	(3,143,520)	(2,349,701)

Total liabilities and stockholders' deficit	$105,241	364,957

The accompanying notes are an integral part of these consolidated financial statements.

COMCAM INTERNATIONAL, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
Years Ended December 31, 2006 and 2005
			Cumulative
	2006	2005	Amounts
		(Restated)
Revenues, net	$44,402	86,469	609,230
Cost of revenues	149,868	36,442	251,749

Gross profit (loss)	(105,466)	50,027	357,481

Operating expenses:
General and administrative expenses	480,988	627,287	2,725,552
Research and development expenses	31,210	251,045	2,388,820
Gain on cancellation of debt	(400)	(99,005)	(99,405)

	511,798	779,327	5,014,967

Loss from operations	(617,264)	(729,300)	(4,657,486)

Other income (expense):
Interest income	1,969	7,812	13,304
Interest expense	(178,524)	(102,729)	(311,207)

	(176,555)	(94,917)	(297,903)

Loss before provision for income taxes	(793,819)	(824,217)	(4,955,389)

Provision for income taxes	-	-	-

Net loss	$(793,819)	(824,217)	(4,955,389)

Net loss per common share - basic and diluted	$(0.14)	(0.14)

Weighted average common and common
equivalent shares	5,771,000	5,771,000

The accompanying notes are an integral part of these consolidated financial statements.

COMCAM INTERNATIONAL INC.
(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
Period from January 1, 1999 (Date of Inception) to December 31, 2006
						Deficit
						Accumulated	Total
					Additional	During the	Stockholders'
	Preferred Stock		Common Stock		Paid-in	Development	Equity
	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)
Balance at January 1, 1999
(date of inception)	-	$-	-	$-	$-	$-	$-
Issuance of common stock for cash	-	-	4,502,323	450	784,546	-	784,996
Net loss	-	-	-	-	-	(787,169)	(787,169)
Balance at December 31, 1999	-	-	4,502,323	450	784,546	(787,169)	(2,173)
Issuance of common stock for:
Cash	-	-	1,072,370	108	733,979	-	734,087
Services	-	-	137,041	13	137,028	-	137,041
Net loss	-	-	-	-	-	(802,538)	(802,538)
Balance at December 31, 2000	-	-	5,711,734	571	1,655,553	(1,589,707)	66,417
Issuance of common stock for cash	-	-	59,246	6	25,434	-	25,440
Net loss	-	-	-	-	-	(229,772)	(229,772)
Balance at December 31, 2001	-	-	5,770,980	577	1,680,987	(1,819,479)	(137,915)
Net loss	-	-	-	-	-	(506,403)	(506,403)
Balance at December 31, 2002	-	-	5,770,980	577	1,680,987	(2,325,882)	(644,318)
Net loss	-	-	-	-	-	(440,289)	(440,289)
Balance at December 31, 2003	-	-	5,770,980	577	1,680,987	(2,766,171)	(1,084,607)
Net loss	-	-	-	-	-	(571,182)	(571,182)
Balance at December 31, 2004	-	-	5,770,980	577	1,680,987	(3,337,353)	(1,655,789)
Issuance of common stock warrants	-	-	-	-	130,305	-	130,305
Net loss (restated)	-	-	-	-	-	(824,217)	(824,217)
Balance at December 31, 2005	-	-	5,770,980	577	1,811,292	(4,161,570)	(2,349,701)
Net loss	-	-	-	-	-	(793,819)	(793,819)
Balance at December 31, 2006	-	$-	5,770,980	$577	$1,811,292	$(4,955,389)	$(3,143,520)

The accompanying notes are an integral part of these consolidated financial statements.

COMCAM INTERNATIONAL, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006 and 2005

			Cumulative
	2006	2005	Amounts
Cash Flows from operating activities:

Net loss	$(793,819)	(824,217)	(4,955,389)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation	4,941	3,601	49,088
Stock and warrant compensation expense	78,811	51,494	267,346
Gain on cancellation of debt	(400)	(99,005)	(99,405)
Provision for losses on accounts receivable	7,000	-	7,000
(Increase) decrease in:
Accounts receivable	20,290	(29,219)	(13,861)
Inventories	(22,755)	(55,293)	(78,048)
Other assets	-	-	(4,106)
Increase (decrease) in:
Accounts payable	159,161	17,474	679,816
Accrued expenses	86,626	60,561	147,187
Net cash used in operating activities	(460,145)	(874,604)	(4,000,372)

Cash flows from investing activities:

Purchase of property and equipment	-	(18,160)	(59,617)
Net cash used in investing activities	-	(18,160)	(59,617)

Cash flows from financing activities:

Increase in notes payable	210,000	1,100,000	1,335,000
Proceeds from issuance of common stock	-	-	1,544,523
Change in advances from ComCam, Inc.	(95)	41,452	1,186,163

Net cash provided by financing activities	209,905	1,141,452	4,065,686

Net increase (decrease) in cash	(250,240)	248,688	5,697

Cash, beginning of period	255,937	7,249	-

Cash, end of period	$5,697	255,937	5,697

The accompanying notes are an integral part of these consolidated financial statements.

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 1 - Organization and Summary of Significant Accounting Policies

Organization

Comcam International, Inc. (the Company) was organized under the laws of the state of Delaware on September 19, 1998 and had no activity until January 1, 1999 (date of inception). The Company is a wholly owned subsidiary of ComCam, Inc (the Parent). The Company’s operations consist primarily of the research and development of advanced compact video systems that utilize built-in digital compression technology. Further, the Company is considered a development stage company as defined in SFAS No. 7. Sources of financing for the development stage activities have been primarily through equity and debt.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are amounts due on product sales and are unsecured. Accounts receivable are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis; thus accounts receivable do not bear interest although a finance charge may be applied to such receivables that are more than thirty days past due. Accounts receivable are periodically evaluated for collectiblity based on past credit history with clients. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.

Inventories

The Company values its inventories at the lower of cost or market, determined on the first-in first-out (FIFO) method.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Costs of major renewals or betterments are capitalized over the remaining useful lives of the related assets. Depreciation is computed by using the straight-line method. Equipment is depreciated over three to five years and furniture and fixtures are depreciated over seven years. The cost of property disposed of and related accumulated depreciation is removed from the accounts at the time of disposal, and gain or loss is reflected in operations.

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Revenue Recognition

Currently the Company has only generated revenue from two sources of revenue; 1) product sales and 2) consulting services. Each of these are sold and delivered separately to the customer.

Revenue from product sales is recognized at the time the product is shipped and invoiced and collectibility is reasonably assured. The Company believes that revenue should be recognized at the time of shipment as title passes to the customer at the time of shipment.

Revenues from consulting services are recognized when a consulting agreement is executed that establishes the amount and scope of service to be provided, the consulting services have been performed and the Company has no additional rescission, refund or customer satisfaction requirements, and collectibility of the amount billed is reasonably assured.

As the Company continues to grow, sales will be evaluated to determine if a product sale or consulting agreement contains multiple deliverables. If sales were to contain multiple deliverables they would be reviewed for compliance with the provisions of EITF 00-21, which would require the consideration of whether or not a separate unit of accounting existed for purposes of determining revenue recognition. The individual sales would be considered a separate unit of accounting if all of the following criteria are met:

a.	The delivered item(s) has value to the customer on a stand alone basis;

b.	There is objective and reliable evidence of the fair value of the undelivered item(s); and

c.

If the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the Company.

Income Taxes

Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to net operating loss carryforwards.

Earnings Per Share

The computation of basic earnings per common share is based on the weighted average number of shares outstanding during the period.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive. Common stock equivalents that could potentially dilute earnings per share are the common stock warrants (see Note 6).

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Going Concern

As of December 31, 2006, the Company has limited revenue generating activities and the Company has incurred losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management intends to seek additional equity and debt financing to expand marketing efforts and product development. There can be no assurance that such funds will be available to the Company nor that the marketing and product development efforts will be successful.

Note 3 – Accounts Receivable

Accounts receivable consists of the following:

2006	2005

Trade receivables	$13,861	34,151
Allowance for doubtful accounts	(7,000)	-

$6,861	34,151

Note 4 – Inventories

Inventories consist of the following:

2006	2005

Raw Materials	$63,779	30,813
Finished Goods	9,277	17,486
Work in Process	4,992	6,994

$78,048	55,293

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 5 - Property and Equipment

Property and equipment consist of the following:

2006	2005

Equipment	$35,507	35,507
Furniture and fixtures	24,110	24,110

59,617	59,617
Less accumulated depreciation	(49,088)	(44,147)

$10,529	15,470

Note 6 - Notes Payable

Notes payable consist of the following:

2006	2005
Convertible unsecured note payable to ACC
Investors, LLC, bearing interest at 8%, due on
demand, net of discount of $0 and $78,811,
respectively. The note may be converted to
common shares of the Company, at the option
of the holder, based on certain terms related
to outstanding shares and per shares prices.
The note also includes warrants to purchase
common stock of the Company, based on
certain terms related to the total number of
shares outstanding at the time the warrants
are exercised (see below).	$1,100,000	1,021,189

Notes payable to Paul Higbee, bearing interest
at 8%, due on demand, secured by the intellectual
property of the Company.	210,000	-

Convertible unsecured note payable to Robert
Emmet, bearing interest at 6%, and due on
demand. The note may be converted into
common shares of the Company at $.35 per
share and contains a provision which allows
the Company to call for the conversion at anytime.	25,000	25,000

$1,335,000	1,046,189

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 6 - Notes Payable (continued)

Convertible Unsecured Note Payable and Warrants to ACC Investors, LLC

On June 22, 2005, the Company issued a Convertible Secured Promissory Note (the “Note”) to ACC Investors, LLC. The Note is convertible into 33% of the outstanding common shares of the Company after giving consideration to the effects of the conversion. In connection with the Note, the Company also issued B-1 and B-2 Warrants to purchase the Company’s common stock. The B-1 Warrant can be exercised to purchase common stock equal to 11% of the outstanding and issuable shares of the Company’s common stock immediately prior to the conversion of the Note (“Original Issuance Number”). The B-1 Warrant is exercisable at the option of the holder as soon as the Note is convertible, up to the tenth anniversary after the Warrant is exercisable, with an exercise price of $400,000 divided by the Original Issuance Number. The B-2 Warrant has the same terms, except that the exercise price is determined by $500,000 divided by the Original Issuance Number. The exercise price of the B-1 and B-2 Warrants shall be reduced if the Company issues or sells, or is deemed to have issued or sold, common stock for a consideration per share less than the greater of 1) the exercise price in effect immediately before the issuance or sale, and 2) the fair market value of a share on the date of issuance or sale. As of December 31, 2006, the Warrants are convertible into 2,842,243 shares of the Company’s common stock.

If the issued and outstanding shares of the Company changes, the number of shares into which the notes and Warrants are convertible would also change. In accordance with EITF 00-27, the Company would be required to recalculate the fair values of the debt and the Warrants and, if present, record the beneficial conversion amount as a charge to operations.

The fair value of the Warrants was calculated as a nominal amount using the Black-Scholes option pricing model with the following factors, assumptions and methodologies:

•

The fair value of the Company’s common stock was calculated to be $.116 per share on June 22, 2005. The Parent’s only business is transacted by the Company, therefore the Parent determined that the fair value of the Parent (as determined by multiplying the closing market price of the Parent’s common stock by the number of shares outstanding on June 22, 2005) reasonably approximated the fair value of the Company. In order to calculate the fair value of the Company’s common stock, the Parent divided the value of the Company by the number of outstanding shares of the Company’s common stock on June 22, 2005.

•	The Volatility of 237% was calculated by using the Parent’s closing stock prices since June 3, 2002, the approximate date of the purchase of the Company.
•	The exercise price as of June 22, 2005 was determined to equal $.069 for the B-1 Warrant and $.087 for the B-2 Warrant.
•	The estimated life was determined to be 10 years, which is equal to the contractual life of the Warrants.
•	The risk-free interest rate was determined to be 4.1% based on the 10-year constant maturity treasury rate.

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 6 - Notes Payable (continued)

Pursuant to EITF 98-5 and 00-27, we determined that there is not a beneficial conversion feature associated with the Note, because the effective conversion rate of the Note exceeded the fair value of the Company’s common shares. The fair value of the Warrants, as noted above, was determined to be approximately $130,000 and will be amortized over the life of the Note.

Note 7 - Operating Leases

The Company leases its office building on a month-to-month basis. Rental expense related to this operating lease for the years ended December 31, 2006 and 2005 and cumulative amounts since inception was approximately $50,000, $49,000 and $345,000, respectively.

Note 8 – Gain on cancellation of Debt

During the year ended December 31, 2006, the Company recognized a gain from the cancellation of an amount owed to an individual for costs incurred for research and development contracted labor costs of $400.

During the year ended December 31, 2005, the Company recognized a gain from the cancellation of amounts owed to five individuals. These amounts related to costs incurred in prior years for research and development contracted labor costs of $88,005 and consulting services, provided by the Company’s president, of $11,000.

Note 9 - Related Party Transactions

The Company has provided services and product to a company owned by a director and shareholder of the Company. Revenue related to these services for the years ended December 31, 2006 and 2005 and cumulative amounts since inception were approximately $0, $47,000 and $183,000, respectively.

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 10 - Income Taxes

The difference between income taxes at statutory rates and the amount presented in the financial statements is a result of the following:

Years Ended
December 31,	Cumulative
2006	2005	Amounts

Income tax benefit at statutory rate	$(266,000)	(263,000)	(1,747,000)
Change in valuation allowance	266,000	263,000	1,747,000

$-	-	-

Deferred tax assets are as follows:

2006	2005

Net operating loss carryforwards	$1,747,000	1,481,000
Valuation allowance	(1,747,000)	(1,481,000)

$-	-

The Company has net operating loss carryforwards of approximately $5,137,000, which begin to expire in the year 2019. The amount of net operating loss carryforwards that can be used in any one year will be limited by significant changes in the ownership of the Company and by the applicable tax laws which are in effect at the time such carryforwards can be utilized.

Note 11 - Supplemental Cash Flow Information

Actual amounts paid for interest and income taxes are as follows:

2006	2005

Interest	$2,000	-
Income taxes	$-	-

Note 12 – Preferred Stock

The Company’s preferred stock may have such rights, preferences and designations and may be issued in such series as determined by the Board of Directors. No shares were issued and outstanding at December 31, 2006.

Note 13 - Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable and notes payable. The carrying amount of these items approximates fair value because of their short-term nature and the notes payable bear interest at the market interest rate.

COMCAM INTERNATIONAL, INC.

(A Development Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

December 31, 2006 and 2005

Note 14 - Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.” This statement clarifies the accounting for uncertainty in income tax positions. The provisions of FIN 48 will be effective for the Company starting in First Quarter 2007, with the cumulative effect of the change, if material, recorded as an adjustment to opening retained earnings. Management is currently evaluating the impact of FIN 48 on the consolidated financial statements.

Note 15 – Restatement

During 2006, the Company discovered an error to the 2005 financial statements as a result of the valuation of common stock warrants issued in connection with a note payable (see Note 6). Therefore, the Company has restated the 2005 financial statements to record the fair value of the warrants of $130,305 to additional paid-in-capital, reported the unamortized discount of $78,811 against the note payable, and recorded interest expense of $51,494.